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EXHIBIT 4.4

THE ALLEN TELECOM INC.

EMPLOYEE BEFORE-TAX SAVINGS PLAN

(Amended and Restated January 1, 2001)

i

ARTICLE I

Introduction

        1.1   This Plan was adopted October 1, 1985. It was amended and restated effective January 1, 2001.

        1.2   The purposes of this Plan are to foster personal savings by and to supplement such other benefits as may be payable to eligible Employees upon their retirement, death, disability or termination of employment under other employee benefit plans maintained by Allen Telecom Inc. and/or its subsidiary corporations and under the social security laws of the United States and to encourage eligible Employees to acquire a proprietary interest in the Company and thereby increase their identification with the Company and its objectives.

        1.3   It is the intention of Allen Telecom Inc. that this Plan, and the Trust hereinafter referred to, meet the requirements of the Employee Retirement Income Security Act of 1974 and be qualified and exempt under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, respectively, as amended from time to time.

ARTICLE II

Definitions

        2.1   Unless otherwise required by the context, the terms used herein shall have the meanings set forth in the remaining paragraphs of this ARTICLE II.

        2.2   "Account" means, with respect to any Employee at any time, the aggregate value of the investments purchased by the Trustee with Participant Contributions, After-Tax Contributions, Rollover Contributions, Employer Contributions and Additional Employer Contributions, including any earnings, losses and other increases and decreases attributable thereto, and maintained by the Trustee in such Employee's Participant Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, Employer Contribution Account and Additional Employer Contribution Account, respectively.

        2.2A "Additional Employer Contributions" means the sum of (a) amounts attributable to employer contributions (other than matching contributions) made to the Allen Telecom Plan for Plan Years ending prior to January 1, 1994 and (b) the contributions described in Section 4.2A hereof.

        2.2B "Additional Employer Contributions Account" means the account, if any, of a Participant consisting of the number of shares of Stock or other shares or units in the investment funds described in Section 6.2(a), purchased with the Additional Employer Contributions of a Participant, with earnings thereon and with dividends paid on such shares or units.

        2.3   "Affiliated Company or Affiliate" means each corporation, trade or business, the Employees of which, together with the Employees of the Company, are required by section 414 of the Code to be treated as if they were employed by a single employer.

        2.3A "After-Tax Contribution Account" means the account of a Participant consisting of the number of shares of Stock or other shares or units in the investment funds described in Section 6.2(a), purchased with After-Tax Contributions of a Participant, with earnings thereon and with dividends paid on such shares or units.

        2.3B "After-Tax Contributions" means the contributions made hereunder pursuant to Section 4.1(b) by a Participant.

        2.3C "Allen Telecom Participant" means an Employee who (a) is a participant in the Allen Telecom Plan on December 31, 1993 and who, pursuant to the merger of the Allen Telecom Plan into this Plan, becomes a Participant in this Plan or (b) becomes eligible to participate in the Plan after December 31,

1993 but who would have been eligible to participate in the Allen Telecom Plan if it had not merged into this Plan.

        2.3D "Allen Telecom Plan" means the Allen Telecom Group, Inc. Savings and Incentive Plan in effect as of January 1, 1994, which was merged into this Plan effective January 1, 1994.

        2.4   "Beneficiary" means any person designated as such by a Participant, on a form supplied by the Committee, to receive benefits payable to or for the account of such Participant under the provisions of the Plan. If the Participant is married and such Beneficiary is not the Participant's spouse, such designation shall not be effective unless accompanied by a signed and notarized spousal consent to such designation acknowledging the effect of such consent. If no such designation is in effect at the time of the death of a Participant, or if no person so designated shall survive such Participant, the Beneficiary shall be the husband or wife of such Participant, if then living, otherwise his surviving children in equal shares, or if such deceased Participant has no surviving husband or wife or children, the legal representative of such deceased Participant; or in the event that there shall be no such legal representative duly appointed and qualified within six (6) months of the date of death of such deceased Participant, then such person as, at the date of his death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the statute governing the descent of intestate property, then in force and effect in the state, or foreign jurisdiction outside the United States, of which such Participant was a resident at the date of his death, in the proportions specified in such statute, the determination by the Committee of the identity of such person or persons to be final, conclusive and binding on all persons whomsoever, and the Committee to be fully protected and to incur no liability regardless of any error which it may make in such determination.

        2.5   "Board" means the Board of Directors of the Company.

        2.5A "Break in Service" means any Plan Year in which an Employee is not credited with at least five hundred (500) Hours of Service.

        2.6   [RESERVED]

        2.7   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued pursuant thereto as in effect from time to time.

        2.8   "Committee" means the Employee Before-Tax Savings Plan Committee appointed by the Board as described in ARTICLE XIII.

        2.9   "Company" means The Allen Group Inc., a Delaware corporation, or any successor thereto which continues the Plan. After the close of business on February 28, 1997, the Company shall mean Allen Telecom Inc.

        2.10 "Compensation" means the aggregate regular basic earnings, including overtime, bonuses and commissions, paid to a Participant during a Plan Year by the Company and any Participating Company by whom he was employed during the applicable Plan Year, but excluding any bonuses under the Company's Key Management Deferred Bonus Plan or any successor or similar bonus plan and excluding any other items of compensation such as contributions made by the Company or any Participating Company to or under this or any other form of employee benefit program to which the Company or such Participating Company contributes (other than pay during vacation or accrued vacation pay), including the United States Federal Social Security Act and any statutory program of the United States or any state thereof providing compensation for occupational injuries or illness, and also including any similar act or program maintained by any foreign country or any political subdivision thereof.

        For Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000, as such limitation is adjusted by the Secretary of the

Treasury, at the same time and in the same manner as under section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. For Plan Years beginning on or after January 1, 1994, the Compensation of each participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $150,000, as adjusted for the cost-of-living in accordance with section 401(a)(17)(B) of the Code.

        This Section shall be effective on and after January 1, 1997.

        2.10A "Comsearch" means the Comsearch division of Allen Telecom Inc.

        2.10B "Comsearch Participant" means a Participant described in Section 3.1(c).

        2.11 "Effective Date" means October 1, 1985, or such later date as of which the condition set forth in Section 16.4(b) has been satisfied.

        2.11A "Eligibility Computation Period (MARTA)" means the twelve month period beginning on the first day for which a MARTA Employee is credited with an Hour of Service and each twelve month period that begins on an anniversary of such date.

        2.12 "Employee" means (i) any salaried or other non-bargaining unit employee in the United States (other than its territories and possessions) on the payroll of any Employer as of October 1, 1985 and thereafter who is regularly engaged in rendering services to any Employer (on either a full-time or part-time basis), and (ii) any bargaining unit employee whose eligibility to participate in the Plan is required pursuant to the terms of a collective bargaining agreement to which the Company or any Affiliated Company is a party. Notwithstanding the foregoing, no person rendering services solely as a member of the board of directors of, or who is classified by an Employer as a consultant to or as a distributor for, any Employer (on either a full-time or part-time basis) shall be considered an Employee.

        2.13 "Employer" means the Company or any Participating Company.

        2.14 "Employer Contribution Account" means the account consisting of the number of shares of stock or other shares or units in the investment funds described in Section 6.2(a), purchased with Employer Contributions made for such Participant, together with earnings thereon and with dividends paid on such shares or units.

        2.15 "Employer Contributions" means the sum of (a) amounts attributable to matching employer contributions made to the Allen Telecom Plan prior to January 1, 1994, and (b) the matching contributions made hereunder pursuant to Section 4.2 by an Employer for Employees who are Participants.

        2.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued pursuant thereto.

        2.16A "Highly Compensated Employee" means:

          (a)   For Plan Years commencing on and after January 1, 1997, any Employee (i) who, during the current or preceding Plan Year, was at any time a five percent owner (as such term is defined in Code Section 416(i)(1)), or (ii) for the preceding Plan Year, received compensation from an Affiliate in excess of the amount in effect for such Plan Year under Code Section 414(q)(1)(B) and was in the top-paid group of Employees for such Plan Year.

          (b)   "Highly Compensated Employee" shall include a former employee whose termination of employment with the Affiliated Companies occurred prior to the Plan Year and who was a Highly

  Compensated Employee for the Plan Year in which his termination of employment occurred or for any Plan Year ending on or after his fifty-fifth (55th) birthday.

          (c)   For the purposes of this Subsection, the term "compensation" shall mean (i) for the period prior to January 1, 1998, the sum of an Employee's compensation under Section 5.2(c) and the Participant Contributions (subject to the limitation described in Section 5.2C(a)) and elective or salary reduction contributions pursuant to a cafeteria plan under Code Section 125 or a tax-sheltered annuity under Code Section 403(b), and (ii) for the period commencing on and after January 1, 1998, an Employee's compensation under Section 5.2(c) (subject to the limitation described in Section 5.2C(a)). For purposes of this Subsection, the term "top-paid group of Employees" shall mean that group of Employees of an Affiliate consisting of the top twenty percent (20%) of such Employees when ranked on the basis of compensation paid by an Affiliate during the preceding Plan Year.

        2.16B "Hour of Service" means each hour credited in accordance with the following rules:

          (a)   An employee shall be credited with one (1) Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Affiliates for the performance of duties.

          (b)   An employee shall be credited with one (1) Hour of Service for each hour for which he is directly or indirectly paid, or entitled to payment, by one or more Affiliates on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated). Notwithstanding anything in this Subsection to the contrary, (i) no more than 501 Hours of Service shall be credited under this Subsection to an employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan Year), (ii) an hour for which an employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the employee if the payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws, and (iii) Hours of Service shall not be credited for a payment that solely reimburses an employee for medical or medically related expense incurred by the employee. For purposes of this Subsection, an employee shall be credited with Hours of Service on the basis of his regularly scheduled working hours per week (or per day if he is paid on a daily basis) or, in the case of an employee without a regular work schedule, on the basis of forty (40) Hours of Service per week (or eight (8) Hours of Service per day if he is paid on a daily basis) for each week (or day) during the period of time during which no duties are performed; except that an employee shall not be credited with a greater number of Hours of Service for a period during which no duties are performed than the number of hours for which he is regularly scheduled for the performance of duties during the period or, in the case of an employee without a regular work schedule, on the basis of forty (40) Hours of Service per week (or eight (8) Hours of Service per day if he is paid on a daily basis).

          (c)   An employee shall be credited with one (1) Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by one or more Affiliates; except that an hour shall not be credited under both Subsection (a) or (b), as the case may be, and this Subsection, and Hours of Service credited under this Subsection with respect to periods described in Subsection (b) shall be subject to the limitations and provisions under Subsection (b).

          (d)   No hour shall be counted more than once or be counted as more than one (1) Hour of Service even though the employee may receive more than straight-time pay for it. With respect to employees whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and for whom hours are not required to be counted and recorded by any federal law (other than ERISA), Hours of Service shall be credited on the basis of ten

  (10) Hours of Service daily, forty-five (45) Hours of Service weekly, ninety-five (95) Hours of Service semi-monthly, or one hundred ninety (190) Hours of Service monthly, if the employee's compensation is determined on a daily, weekly, semi-monthly or monthly basis, respectively, for each period in which the employee would be credited with at least one (1) Hour of Service under this Section. Hours of Service shall be credited to eligibility computation periods and Plan Years in accordance with the provisions of Department of Labor Regulation § 2530.200b-2, which provisions are incorporated in this Plan by reference.

          (e)   If an employee is absent from work because he is on a leave of absence approved by his Employer in keeping with its established uniform policies as to sick or personal leave, or is on layoff, provided such employee returns to work within the period (and subject to such other requirements) established by his Employer in keeping with its uniform policies, then, solely for purposes of determining whether there has been a Break in Service, the employee shall be credited with the number of Hours of Service that would normally have been credited to the employee but for such leave of absence or layoff or, in the case where the number of Hours of Service that would normally have been credited to the employee cannot be determined, the employee shall be credited with eight (8) Hours of Service per day of the absence or layoff; provided that such Hours of Service shall be credited for a maximum of two (2) years.

          (f)    If an employee is absent from work due to (i) the pregnancy of the employee, (ii) the birth of a child of the employee, (iii) the placement of a child with the employee in connection with the adoption of such child by such employee, or (iv) caring for such child for a period beginning immediately following such birth or placement, then, solely for purposes of determining whether there has been a Break in Service, the employee shall be credited with the number of Hours of Service which would normally have been credited to the employee but for such absence, or, in the case where the number of Hours of Service which would normally have been credited to the employee cannot be determined, the employee shall be credited with eight (8) Hours of Service per day for each day of the absence; provided that in any event, the number of Hours of Service to be credited on account of such absence shall not exceed 501 Hours of Service. The Hours of Service to be credited hereunder as a result of pregnancy, childbirth, adoption or care of a new child shall be counted in the computation period in which the absence from work begins, but only if such Hours of Service are necessary to prevent a Break in Service, and if such Hours of Service are not so necessary, then they shall be counted in the immediately following computation period. No Hours of Service will be credited to an employee under this Subsection unless the employee furnishes to the Committee such timely information as the Committee may reasonably require to establish (A) that the employee's absence from work is for a reason specified in this Subsection and (B) the number of days for which there was such an absence.

        2.17 "MARTA" means MARTA Technologies, Inc.

        2.17A "MARTA Employee" means an Employee who is employed by MARTA.

        2.17B "MARTA Participant" means a MARTA Employee who becomes a Participant in this Plan pursuant to Section 3.1(a).

        2.18 "Participant" means an Employee who has become and continues to be a Participant in the Plan in accordance with the provision of Article III.

        2.19 "Participant Contribution Account" means the account consisting of the number of shares of Stock and other units or shares in the investment funds described in Section 6.2(a), and earnings and dividends thereon, acquired with his Participant Contributions.

        2.20 "Participant Contributions" means the contributions made hereunder by a Participant pursuant to Section 4.1(a)and his Salary Reduction Election.

        2.21 "Participating Company" means any Affiliated Company that is designated by the Board as a Participating Company under the Plan and whose Employees may be Participants and whose designation as such has become effective and has continued in effect. The designation shall become effective only when it shall have been accepted by the board of directors of the Participating Company. A Participating Company may, by resolution of its board of directors, revoke its acceptance of such designation at any time, and the Board may revoke its designation of a Participating Company at any time, but until such acceptance or such designation has been revoked all of the provisions of the Plan and amendments thereto shall apply to the Employees (and their Beneficiaries) of the Participating Company. In the event the designation of a Participating Company as such is revoked by the board of directors of the Participating Company or by the Board, the Plan will be deemed terminated only as to such Participating Company in accordance with ARTICLE XIV.

        2.22 "Percentage Match" means the portion or portions of the Employer Contributions described in Section 4.2(a).

        2.23 "Plan" means the Allen Telecom Inc. Employee Before-Tax Savings Plan, as may be amended from time to time.

        2.24 "Plan Year" means, for the first Plan Year, the period commencing on October 1, 1985 and ending on December 31, 1985, and thereafter means the annual period beginning on each subsequent January 1 and ending on each immediately following December 31.

        2.24A "Northern Virginia Participant" means a Participant employed by the Grayson Wireless division of Allen Telecom Inc. and working at a Northern Virginia facility on or after January 1, 1999.

        2.25 "Retirement Date" means the Participant's Normal, Postponed, Disability or Early Retirement Date as defined in Article VIII.

        2.25A "Rollover Contribution Account" means the account of a Participant consisting of the number of shares of Stock or other shares or units in the investment funds described in Section 6.2(a), purchased with Rollover Contributions of a Participant, together with earnings thereon and with dividends paid on such shares or units.

        2.25B "Rollover Contributions" means the contributions made to the Plan by a Participant pursuant to Section 4.3."

        2.26 "Salary Reduction Election" means the written election of a Participant authorizing the Employer to make tax deferred contributions on his behalf pursuant to Section 4.1(a).

        2.27 "Stock" means common stock of the Company.

        2.28 "Termination Date" means the date on which the Participant ceases to be an Employee, other than by reason of death or attaining a Retirement Date; provided that an Employee who is in a period of involuntary layoff will not reach his Termination Date until the date six (6) months after the date on which such layoff commenced.

        2.29 "Trust" means the trust established under the Trust Agreement.

        2.30 "Trust Agreement" means "Directed Employee Benefit Trust Agreement between The Allen Group Inc. (now Allen Telecom, Inc.) and the Charles Schwab Trust Company," as described in Section 13.3, entered into between the Company and the Trustee to carry out the purposes of the Plan and the other plans referred to therein, which Trust Agreement, as modified from time to time, shall form a part of the Plan.

        2.31 "Trust Fund" or "Fund" means the cash, Stock and other investments held and administered in accordance with the provisions of the Trust Agreement and the Plan.

        2.32 "Trustee" means the Trustee selected by the Board as set forth in the Trust Agreement.

        2.33 "Valuation Date" means the last day of each calendar month on which trading occurs on a national securities exchange. With respect to the valuation of Stock, Valuation Date means the last day of each calendar month on which trading of Stock occurs on a national securities exchange.

        2.33A "Vesting Service" means the period of employment used for determining a Participant's nonforfeitable right to his Additional Employer Contributions Account. A year of Vesting Service shall be granted for each Plan Year in which an employee performs at least one thousand (1,000) Hours of Service, and years of Vesting Service shall be cumulative, subject to Section 10.1A and the following:

          (a)   If any employee has a Break in Service and does not have a nonforfeitable right to any portion of the balance of his Account, years of Vesting Service before his Break in Service shall be disregarded if the number of his consecutive Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of his years of Vesting Service before his Break in Service; and the length of his prior Vesting Service shall not include any time that is not required to be counted under this Section by reason of any prior Break in Service.

          (b)   Vesting Service shall not include service prior to a Break in Service until the Participant has completed one (1) year of Vesting Service after such Break in Service.

          (c)   Vesting Service shall not include service after five (5) consecutive Breaks in Service for purposes of determining the vested portion of the Additional Employer Contributions Account derived from Additional Employer Contributions prior to the Break in Service.

          (d)   Anything in the Plan to the contrary notwithstanding, an employee shall be credited with such Vesting Service not otherwise credited to him under the Plan as may be required by applicable law.

        2.34 "Year of Eligibility Service (MARTA)" means an Eligibility Computation Period during which a MARTA Employee is credited with at least 1,000 Hours of Service.

        Masculine pronouns used herein shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, wherever appropriate.

ARTICLE III

Eligibility

        3.1

          (a)   Any Employee who was a Participant in the Plan or who was an Allen Telecom Participant on December 31, 1993 shall continue to be or shall become a Participant in the Plan as of January 1, 1994. Each other Employee who is not a MARTA Employee shall become eligible to participate in the Plan on the date on which he has completed six (6) months of employment with the Affiliates, provided he is an Employee of a Participating Employer on the date of commencement of his participation. A MARTA Employee shall become eligible to participate in the Plan on the day after the end of the Eligibility Computation Period (MARTA) in which he has completed one Year of Eligibility Service (MARTA), provided he is an Employee of a Participating Employer on the date of commencement of his participation.

          Each Employee employed by Signal Science, Incorporated on October 1, 1996 shall be credited, for eligibility purposes under this Section, with his months of employment with Signal Science, Incorporated. If an Employee employed by Signal Science, Incorporated was credited, as a result of the preceding sentence, with six (6) months of employment prior to October 1, 1996, he shall become a Participant as of October 1, 1996. In addition, an individual not otherwise covered by the foregoing, who was a participant in the Signal Science, Incorporated Salary Deferral Plan on January 31, 1997 shall become a Participant in this Plan as of February 1, 1997.

          (b)   Any Employee who is eligible to participate in the Plan pursuant to Subsection (a) of this Section shall become a Participant in the Plan with respect to Participant Contributions, After-Tax Contributions and Employer Contributions on the effective date of his enrollment pursuant to this Subsection. Any Employee described in Subsection (a) of this Section may enroll as a Participant in the Plan by filing an enrollment form with the Committee which form shall include (i) his election, commencing on or after such effective date, to have Participant Contributions and/or After-Tax Contributions made by or for him to the Trust Fund, (ii) if applicable, his Salary Reduction Election, (iii) if applicable, his authorization to his Employer to withhold from his Compensation any designated After-Tax Contributions and to pay the same to the Trust, and (iv) his direction that such Contributions made by or for him be invested in the investment funds as permitted by Article VI. Such enrollment shall be effective as soon as practicable after the date the enrollment form is received by the Committee.

          (c)   Any Employee who is eligible to participate in the Plan pursuant to Subsection (a) of this Section and who is employed by Comsearch on the date he so becomes eligible shall automatically become a Participant in the Plan with respect to Additional Employer Contributions after meeting such eligibility requirements (a "Comsearch Participant").

          (d)   Subject to the following sentence, any Employee who is first eligible to participate in the Plan pursuant to Subsection (a) of this Section on or after January 1, 1994 may make Rollover Contributions to the Plan as provided in Section 4.3 and shall be considered a Participant solely with respect to such Rollover Contributions until he otherwise becomes a Participant pursuant to Subsection (b) or (c) of this Section.

          (e)   A Participant who incurs a Termination Date and again becomes an Employee shall be eligible to participate in the Plan as of the date of his reemployment.

          (f)    An Employee who is not a Participant, who incurs a Termination Date and who again becomes an Employee shall be eligible to participate in the Plan as of the later of (i) the date of such reemployment, or (ii) the date on which he satisfies the service requirement of Subsection (a) of this Section.

          (g)   Any Employee who is eligible to participate in the Plan pursuant to Subsection (a) of this Section and who is employed by the Grayson Wireless division of the Company at a Northern Virginia facility ("Northern Virginia Participant") on the date he so becomes eligible shall automatically become a Participant in the Plan with respect to Additional Employer Contributions after meeting such eligibility requirements.

        3.2   Individuals who are Transferred Participants under the Instrument of Amendment of, and Spin Off from, the Plan of even date herewith [June 10, 1993] ("Transferred Participants") shall cease to be Participants effective upon the spin off and transfer of the assets and liabilities of the Plan attributable to such Transferred Participants in accordance with the terms of such Instrument. During the period following the Closing (as defined in the Acquisition Agreement between SPX Corporation and The Allen Group Inc., Dated As Of March 29, 1993) and preceding the transfer of assets and liabilities described in the preceding sentence, solely for purposes of determining whether a Transferred Participant is entitled to a distribution of or from his Account under the Plan, the Transferred Participant's continued rendering of services to SPX Corporation following the Closing (as defined in such Acquisition Agreement) shall be considered the rendering of services to an Employer, and a Transferred Participant shall not be considered to have reached his Retirement Date or Termination Date while he continues to render services to SPX Corporation.

        3.3   Any Participant who is a Transferred Employee under the Contribution Agreement (the "Contribution Agreement") dated September 29, 1995 between TransPro, Inc. and the Company (a "Transferred Participant") shall cease to be a Participant effective upon the spin off and transfer of all of the assets and liabilities of the Plan attributable to such Transferred Participant in accordance with the terms of such Contribution Agreement. Notwithstanding the foregoing, a Transferred Participant shall remain a Participant so long as a portion of the Trust Fund is held for his benefit under the Plan by the Trustee whether or not he continues to be an Employee. During the period following the Distribution Date (as defined in the Contribution Agreement), solely for purposes of determining whether a Transferred Participant is entitled to a distribution of or from his Account under the Plan, the Transferred Participant's continued rendering of services to TransPro, Inc. or any subsidiary or other affiliate thereof following the Distribution Date (as defined in the Contribution Agreement) shall be considered the rendering of services to an Employer, and the Transferred Participant shall not be considered to have reached his Retirement Date or Termination Date while he continues to render services to TransPro, Inc. or any of its subsidiaries or other affiliates.

        3.4   Pursuant to the Contribution Agreement dated September 29, 1995 between TransPro, Inc. and the Company, assets and liabilities are to be transferred from this Plan to the GO/DAN Industries 401(k) Savings Plan, or its successor, effective January 1, 1996 (or as soon as practicable thereafter), or as of such date or dates mutually agreeable to the Company and TransPro, Inc.

ARTICLE IV

Contributions

        4.1    Participant Contributions and After-Tax Contributions.

          (a)   An Employee who has satisfied the eligibility requirements specified in Section 3.1(a) and who has filed an enrollment form as provided in Section 3.1(b) may agree pursuant to a Salary Reduction Election to have his Employer make Participant Contributions to the Trust of not less than one percent (1%) nor more than twelve percent (12%) (seventeen percent (17%) effective March 1, 1994; twenty-five percent (25%) effective January 1, 2002) of his Compensation (in whole percentage increments).

          (b)   An Employee who has satisfied the eligibility requirements specified in Section 3.1(a), who has filed an enrollment form as provided in Section 3.1(b) and who is not a Highly Compensated Employee may make After-Tax Contributions to the Trust of not less than one percent (1%) nor more than twelve percent (12%) of his Compensation (in whole percentage increments).

          (c)   Notwithstanding the foregoing, a Participant's Participant Contributions and After-Tax Contributions may not, in the aggregate, exceed eighteen percent (18%) (twenty-five percent (25%) effective January 1, 2002) of his Compensation. The Committee shall have the discretion to reduce or suspend the Participant Contributions and/or After-Tax Contributions of any Employee to satisfy any of the limits expressed in Article V. If any such reductions or suspensions are necessary to satisfy those limits, the whole percentage increment requirements provided in Subsections (a) and (b) of this Section shall not apply.

          (d)   Subject to Subsection (c) of this Section, a Participant's Salary Reduction Election and/or election of After-Tax Contributions will be effective at the time described in Section 3.1(b) and will be applicable to all subsequent payroll periods until suspended or amended by the Participant in accordance with the provisions of this Section. Subject to Subsection (c) of this Section, the percentages of Compensation elected by a Participant as his rate of Participant Contributions and/or After-Tax Contributions will continue in effect notwithstanding any change in his Compensation until suspended or amended by the Participant in accordance with the provisions of this Section.

          (e)   A Participant's Participant Contributions and/or After-Tax Contributions shall be made by automatic payroll deduction by the Employer from the Participant's Compensation. Such amounts shall be transmitted to the Trustee by the Company as soon as practicable after the payroll period to which the Contribution relates, but in no event later than the 15th business day of the month following the month in which the amounts would otherwise have been payable to the Participant in cash or as of the date otherwise specified in Department of Labor Regulation Section 2510.3-102.

          (f)    A Participant shall not make any Participant Contributions and/or After-Tax Contributions and shall not have any Employer Contributions made for him for any payroll period for which (i), in accordance with Subsection (g) of this Section, he has elected to discontinue all Participant Contributions and After-Tax Contributions, or (ii) he has no Compensation. Except as otherwise provided in Article III, a Participant described in this Subsection shall continue to be considered a Participant for all other purposes of the Plan.

          (g)   A Participant may suspend his Participant Contributions and/or his After-Tax Contributions at such time or times prescribed by the Committee by filing the prescribed form with the Committee during such periods prescribed by the Committee and designating whether such suspension will be for a designated or indefinite period. Any suspension elected pursuant to the preceding sentence shall be effective as soon as practicable after the date such suspension election is received by the Committee. The Committee may prescribe a minimum period for such suspensions. Upon the expiration of any such minimum period prescribed by the Committee, a Participant who ceased making Participant Contributions and/or After-Tax Contributions for an indefinite period may elect to resume such Contributions by filing with the Committee a new enrollment form pursuant to Subsection (a) or (b) of this Section. A Participant will not be permitted to retroactively make up any Contributions suspended during a period of suspension under this Subsection.

          (h)   A Participant may amend his Salary Reduction Election and/or his election to make After-Tax Contributions during any month by filing the prescribed form with the Committee on or before the last day of such month, and such changes elected by the Participant will become effective as soon as practicable after the date such amendment is processed.

          (i)    A Participant's Participant Contributions shall be allocated to his Participant Contribution Account and his After-Tax Contributions shall be allocated to his After-Tax Contribution Account when invested by the Trustee in the applicable fund or funds described in Section 6.2.

        4.2    Employer Contributions.

          (a)   For each payroll period, the Employer shall contribute to the Trust a percentage (the "Percentage Match") as follows:

      twenty-five percent (25%) of the first one percent (1%) of Compensation contributed by the Participant;

      twenty-five percent (25%) of the second one percent (1%) of Compensation contributed by the Participant; and

      fifty percent (50%) of the third one percent (1%) of Compensation contributed by the Participant;

          (b)   The Board in its discretion may make an additional Employer Contribution at any time, subject to the limitations in Section 5.2 herein and may at any time, within its discretion, increase or decrease or suspend Employer Contributions.

          (c)   All Employer Contributions made pursuant to subsection (a) of this Section 4.2 shall be paid to the Trustee as soon as practicable after the payroll period to which the contribution relates but in no case later than the time prescribed by law for filing the federal income tax return of the Employer in respect of the taxable year of the Employer which ends within such Plan Year, including any extensions which have been granted for the filing of such tax return.

          (d)   Any amount which may not be allocated as an Employer Contribution by reason of the limitations of Section 5.2 shall be held in a suspense account pursuant to Section 5.2(c).

          (e)   Subject to applicable law, the Company may from time to time offer to sell Stock held in its treasury to the Trustee for the accounts of Participants at prices determined by the Board so long as the market price of such Stock on the date of sale equals or exceeds the price paid to the Company by the Trustee, which Stock may be purchased by the Trustee with Participant Contributions, Rollover Contributions, After Tax Contributions, Employer Contributions, or Additional Employer Contributions as determined by the Company.

        4.2A    Additional Employer Contributions.

          (a)   For each Plan Year, Comsearch shall contribute to the Trust for each Comsearch Participant who is employed by Comsearch on the last day of such Plan Year an amount equal to three percent (3%) of such Participant's Compensation that is attributable to service at Comsearch. For each Plan Year, the Employer shall contribute to the Trust for each Northern Virginia Participant who is employed by the Employer on the last day of such Plan year an amount equal to three percent (3%) of such Northern Virginia Participant's Compensation that is attributable to service at a Northern Virginia facility.

          (b)   All Additional Employer Contributions made pursuant to Subsection (a) of this Section shall be paid to the Trustee in whole or partial payments, at any time during the Plan Year to which the Contribution relates or within the time following the close of such Plan Year that is prescribed by law for the filing of the Company's federal income tax return for its tax year that corresponds to the Plan Year (including extensions thereof).

        4.3    Rollover Contributions.    The Plan will accept direct rollovers, pursuant to Code Sections 401(a)(31) and 402(c), from any trust held under another plan in which the Employee was a participant that meets the requirements of Code Sections 401(a) and 501(a), provided that such a direct rollover is made by a Participant or an Employee described in Section 3.1(d). The Plan will accept such Rollover Contributions either entirely in cash or in a combination of cash and such other property (other than cash) as is acceptable to the Committee.

        4.4    Military Service.    Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. "Qualified military service" means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

ARTICLE V

Allocation Of Contributions and Limitations

        5.1    Allocation of Contributions.

          (a)   All Participant Contributions, After-Tax Contributions and Rollover Contributions shall be allocated to the Participant's Participant Contribution Account, After-Tax Contribution Account or Rollover Contribution Account, respectively, when invested by the Trustee in the applicable fund or funds described in Section 6.2.

          (b)   All Employer Contributions shall be allocated to the Participant's Employer Contribution Account when invested by the Trustee in the applicable fund or funds described in Section 6.2.

          (c)   All Additional Employer Contributions shall be allocated to the Participant's Additional Employer Contributions Account when invested by the Trustee in the applicable fund or funds described in Section 6.2.

        5.1A    Reallocation of Forfeitures.    Amounts forfeited, if any, for a Plan Year pursuant to Section 10.1A and Section 5.3(e) shall be used first to provide for the reasonable expenses of the administration of the Plan, and then to restore Accounts in the manner described in Section 10.1A. Any remaining forfeitures shall be used to reduce future Employer Contributions or Additional Employer Contributions hereunder.

        5.2    Provisions Pursuant to Code Section 415(c).

          (a)   Notwithstanding any other provision of the Plan, the annual additions (as defined in Subsection (b) of this Section) to a Participant's Account in any Plan Year (which shall be the limitation year) shall in no event exceed the lesser of thirty thousand dollars ($30,000) (or, if greater, one-fourth (1/4) of the dollar limitation in effect under Code Section 415(b)(1)(A)), or twenty-five percent (25%) of his compensation for such Plan Year.

          (b)   For purposes of this Section, the term "annual additions" means the sum for any Plan Year of:

              (i)  all contributions made by the Affiliates that are allocated to the Participant's account pursuant to a defined contribution plan maintained by an Affiliate,

             (ii)  all employee contributions made by the Participant to a defined contribution plan maintained by an Affiliate,

            (iii)  all forfeitures allocated to the Participant's account pursuant to a defined contribution plan maintained by an Affiliate,

            (iv)  any amount allocated to an individual medical benefit account (as defined in Code Section 415(c)(2)) of the Participant that is part of a pension or annuity plan, and

             (v)  any amount attributable to medical benefits allocated to the Participant's account established under Code Section 419A(d)(1) if the Participant is or was a key employee (as such term is defined in Code Section 416(i)) during such Plan Year or any preceding Plan Year.

          (c)   For the purposes of this Section, the term "compensation" shall mean compensation within the meaning of Code Section 415(c)(3) and regulations thereunder.

          (d)   If a Participant's annual additions would exceed the limitations of Subsection (a) of this Section for a Plan Year as a result of the allocation of forfeitures, a reasonable error in estimating the Participant's Compensation, or a reasonable error in determining the amount of Participant Contributions and/or After-Tax Contributions that may be made with respect to the Participant under the limitations of this Section (or other facts and circumstances that the Commissioner of Internal Revenue finds justify application of the following rules of this Subsection), After-Tax Contributions (if any) made by the Participant for such Plan Year that constitute part of the annual addition (together with any gains attributable thereto) shall be returned to the Participant to the extent necessary to effectuate such reduction. If the return of all such After-Tax Contributions is not sufficient to effectuate such reduction, Participant Contributions (if any) made by the Participant for such Plan Year that constitute part of the annual addition (together with any gains attributable thereto) shall be returned to the Participant to the extent necessary to effectuate such reduction. If the return of all such After-Tax Contributions and Participant Contributions is not sufficient to effectuate such reduction, Employer Contributions allocable to such Participant's

  Account for such year shall, to the extent necessary to effectuate such reduction, be allocated to a suspense account and shall be used to reduce future Employer Contributions.

          (e)   The provisions of Section 415 of the Code and the regulations promulgated thereunder are hereby incorporated by reference. The provisions of this Section shall be effective January 1, 1987.

        5.2A    Provision Pursuant to Code Section 415(e).

        [Deleted—Effective for Plan Years commencing on and after January 1, 2000.]

        5.2B    Definitions.

          (a)   For purposes of applying the limitations set forth in Section 5.2, all qualified defined contribution plans (whether or not terminated) ever maintained by one or more Affiliated Companies will be treated as one defined contribution plan, and all qualified defined benefit plans (whether or not terminated) ever maintained by one or more Affiliated Companies will be treated as one defined benefit plan.

          (b)   For purposes of this Section and Section 5.2, the terms "Affiliated Company" and "Affiliates" shall be construed in accordance with Code Section 415(h).

        5.2C    Excess Deferrals.

          (a)   Notwithstanding the provisions of Article IV, a Participant's Participant Contributions for any taxable year of such Participant shall not exceed the limitation in effect under Code Section 402(g) in effect at the beginning of such taxable year. Except as otherwise provided in this Section, a Participant's Participant Contributions for purposes of this Section shall include (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code Section 401(k) to the extent not includable in gross income for the taxable year under Code Section 402(a)(8) (determined without regard to Code Section 402(g)), (ii) any employer contribution to the extent not includable in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)) and (iii) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D).

          (b)   In the event that a Participant's Participant Contributions exceed the amount described in Subsection (a) of this Section (hereinafter called "excess deferrals"), such excess deferrals (and any income allocable thereto) shall be distributed to the Participant by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by April 15 of such taxable year the Participant (i) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (ii) notifies the Committee of the portion allocated to this Plan.

          (c)   In the event that a Participant's Participant Contributions under this Plan exceed the amount described in Subsection (a) of this Section, or in the event that a Participant's Participant Contributions made under this Plan do not exceed such amount but he allocates a portion of his excess deferrals to his Participant Contributions made to this Plan, Employer Contributions, if any, made with respect to such Participant Contributions (and any income allocable thereto) shall be applied to reduce subsequent Employer Contributions required under the Plan.

        5.3    Excess Participant Contributions.

          (a)   Notwithstanding the provisions of Article IV, for any Plan Year,

              (i)  the actual deferral percentage (as defined in Subsection (b) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Subsection (c) of this

    Section) for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees (as defined in Subsection (c) of this Section) for such Plan Year multiplied by 1.25, or

             (ii)  the excess of the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for such Plan Year shall not exceed two (2) percentage points, and the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by two (2).

  If two or more plans that include cash or deferred arrangements are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection; and if any Highly Compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Affiliated Companies, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Highly Compensated Eligible Employee.

          (b)   For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of Participant Contributions and Employer Contributions (which, for purposes of this Section are being treated by the Company as qualified matching contributions in accordance with Code Section 401(k)(3)(D) and Treasury Regulations issued thereunder) actually paid to the Trust for each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Section 5.2C(b)) to (ii) the Eligible Employee's compensation for such Plan Year. For the purposes of this Subsection, the term "compensation" shall mean (i) for the period prior to January 1, 1998, the sum of an Eligible Employee's compensation under Section 5.2(c), his Participant Contributions and any amounts contributed under a plan that satisfies the requirements of Section 125 of the Code (subject to the limitations described in Code Section 401(a)(17)), and (ii) for the period commencing on and after January 1, 1998, an Eligible Employee's compensation under Section 5.2(c) (subject to the limitations described in Code Section 401(a)(17).

          (c)   For the purposes of this Section, the term "Eligible Employee" for a particular Plan Year means an Employee who is eligible to participate in the Plan pursuant to Section 3.1(a) and the term "Highly Compensated Eligible Employee" for a particular Plan Year shall mean any Highly Compensated Employee who is an Eligible Employee.

          (d)   In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection, the term "excess contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of Participant Contributions and Employer Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Participant Contributions and Employer Contributions permitted for such Plan Year under Subsection (a) of this Section, determined by reducing Participant Contributions and Employer Contributions made on behalf of Highly Compensated Eligible Employees beginning with the Highly Compensated Eligible Employee with the highest dollar amount of Participant Contributions.

          (e)   Employer Contributions under Section 4.2(a) made with respect to a Participant's excess contributions (and any income allocable thereto) shall be forfeited and applied as provided in Section 5.1A. Notwithstanding the foregoing, any excess contributions to be distributed hereunder shall be reduced by any excess deferrals previously distributed under Section 5.2C for the Plan Year.

          (f)    This Section shall be effective on or after January 1, 1997.

        5.3A    Monitoring Procedures.

          (a)   In order to ensure that at least one of the actual deferral percentages specified in Section 5.3(a) is satisfied for each Plan Year, the Committee shall monitor (or cause to be monitored) the amount of Participant Contributions and Employer Contributions being made to the Plan by or for each Eligible Employee during each Plan Year. In the event that the Committee determines that neither of such actual deferral percentages will be satisfied for a Plan Year, and if the Committee in its sole discretion determines that it is necessary or desirable, the Participant Contributions, and/or the Employer Contributions made thereafter by or for each Highly Compensated Eligible Employee (as defined in Section 5.3(c) ) may be reduced (pursuant to non-discriminatory rules adopted by the Committee) to the extent necessary to decrease the actual deferral percentage for Highly Compensated Eligible Employees for such Plan Year to a level that satisfies either of the actual deferral percentages.

          (b)   In order to ensure that excess deferrals (as such term is defined in Section 5.2C(b)) shall not be made to the Plan for any taxable year for any Participant, the Committee shall monitor (or cause to be monitored) the amount of Participant Contributions being made to the Plan for each Participant during each taxable year and may take such action (pursuant to non-discriminatory rules adopted by the Committee) to prevent Participant Contributions made for any Participant under the Plan for any taxable year from exceeding the maximum amount applicable under Section 5.2C(a).

          (c)   The actions permitted by this Section are in addition to, and not in lieu of, any other actions that may be taken pursuant to other Sections of the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations described in Sections 5.2C through 5.3 are met.

        5.3B    Testing Procedures.    In applying the limitations set forth in Section 5.3, the Committee may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), and the regulations thereunder, including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Affiliates, (b) restructuring of the Plan or any other qualified plan of the Affiliates into one or more component plans, (c) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Code Sections 401(k) and 401(m) to any other qualified plan of the Affiliates in applying the limitations set forth in Section 5.3, or (d) any permissible combination thereof.

ARTICLE VI

Investments

        6.1    Investment of Trust Fund.

          (a)   All contributions to the Plan, earnings thereon and dividends and interest paid on investments held in Participants' Accounts shall be held and invested by the Trustee as part of the Trust in accordance with the Plan and Trust Agreement. All such assets of the Plan shall be invested by the Trustee as soon as practicable either in (i) one of the investment funds described in

  Section 6.1(b) or (ii) short term securities or similar investments, unless the Trustee, in its discretion, refrains from making any such investments whenever in the light of current market conditions it deems such to be in the best interests of the Participants and Beneficiaries, and thereafter in one or more of the investment funds described in Section 6.1(b). Subject to the applicable provisions of the Plan and Trust Agreement, the Trustee shall administer and account for each investment fund separately. The Trustee shall invest and reinvest the principal and income of each such investment fund. Dividends, interest and other distributions received by the Trustee in respect of each investment fund shall be reinvested in the same investment fund.

          (b)   The Trust Fund (other than the portion of the Trust Fund consisting of the Loan Accounts) shall be divided into the Allen Common Stock Fund and such other investment funds as the Committee may in its discretion select or establish from time to time. The Committee, in its sole discretion, may establish separate investment funds for some or all Participants, or for different portions of Participants' Accounts.

          (c)   Upon the direction of the Committee, the Trustee may combine part or all of the assets of the Plan for investment purposes with other funds held under pension or profit-sharing or other plans or trusts qualified within the meaning of, and exempt from taxation under, the Code, and permitted by existing or future rulings of the Internal Revenue Service to pool their respective funds in a group trust, and the provisions of any such group trust shall be deemed a part of the Plan with respect to any such investment or reinvestment.

        6.2    Investment of Contributions.

          (a)   Each Participant may, in such manner as is set forth by the Committee for such purpose and pursuant to rules and procedures adopted by the Committee, direct that his entire Account, including repayments of a loan, shall be invested in any or all of the investment funds under the Plan (including the Allen Common Stock Fund).

          (b)   Each Participant and each Beneficiary of a deceased Participant shall have the right from time to time to elect to transfer all or part of the value of his existing Account from one investment fund to another, in accordance with rules and procedures adopted by the Committee for this purpose.

          (c)   The Committee shall adopt, and may amend from time to time, general rules of uniform application which shall provide for the administration of each such investment fund, including, but not limited to, rules providing for (i) the method of valuing each such fund, (ii) procedures pursuant to which a Participant may elect to have all or a designated part of his Account invested in any investment fund, (iii) the method of changing any such election by either the Participant or his Beneficiary and the frequency with which such elections may be made, (iv) the investment fund in which a Participant's Account will be invested in the absence of an effective election, and (v) any other matter which the Committee deems necessary or advisable in the administration of the investment funds.

        6.3    [RESERVED]

        6.4    Trustee's Discretion.    The Trustee shall purchase such number of shares of Stock and such other units or shares of the investment funds described in Section 6.1 as may be purchased with amounts from time to time received by the Trustee and held in the Cash Fund at such times and on such dates as the Trustee, in its sole discretion, shall determine, subject to all applicable regulations imposed by the Securities and Exchange Commission. Such purchases shall be made by the Trustee on a national securities exchange at market prices current at the time of purchase or in such other manner as the Trustee, in its sole discretion, may determine. All shares of Stock and other shares or units of the investments funds purchased by the Trustee at a particular price shall be added to the Participant Contribution Account, Rollover Contribution Account, After-Tax Contribution Account, Employer

Contribution Account and Additional Employer Contributions Account, as applicable, of each Participant in proportion to the amounts of Participant Contributions, Rollover Contributions and After-Tax Contributions made by, and Employer Contributions and Additional Employer Contributions made for, the Participant which are used in making said purchase.

ARTICLE VII

Valuation of Accounts

        7.1    Accounts.    The balance of each Participant's Account shall be maintained under the direction of the Committee. Each Participant's Account shall consist of the value of the Funds described in Section 6.2 in which such Participant's Participant Contributions, After-Tax Contributions, Rollover Contributions, Employer Contributions and Additional Employer Contributions, respectively, have been invested, including any earnings, losses and other increases and decreases attributable thereto, and less any payments or withdrawals from such Accounts.

        7.2   The fair market value of each Account shall be determined as of each Valuation Date.

        7.3    Statement of Participant Accounts.    As soon as practicable after the end of each Plan Year and at any other time selected by the Committee, a statement will be issued to each Participant showing the value of his Participant Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, Employer Contribution Account and Additional Employer Contribution Account valued in accordance with such valuation method or methods as the Committee deems appropriate.

        7.4    Voting and Consents.    Stock held by the Trustee in Participant Contribution Accounts, After-Tax Contribution Accounts, Rollover Contribution Accounts, Employer Contribution Accounts and Additional Employer Contribution Accounts shall be voted by the Trustee at each meeting of stockholders of the Company as instructed in writing by the Participant to whose account such Stock is credited, subject to the provisions of this Section 7.4. The Company shall cause each Participant to be provided with a copy of the notice of each meeting of stockholders and the proxy statement relating thereto, together with an appropriate form for the Participant to indicate his voting or consent instructions to the Trustee, at least twenty (20) days prior to such meeting. If instructions are not received by the Trustee with respect to any Stock at least ten (10) days prior to such meeting, the Trustee shall vote the uninstructed Stock or give such consents in the same proportions as the Trustee was instructed to vote or give such consents with respect to all of the Stock held in Participant Contribution Accounts, After-Tax Contribution Accounts, Rollover Contribution Accounts, Employer Contribution Accounts and Additional Employer Contribution Accounts for which it received instructions. Shares and units (other than Stock) held by the Trustee in Participant Contribution Accounts, After-Tax Contribution Accounts, Additional Employer Contribution Accounts and Rollover Contribution Accounts shall be voted by the Trustee in its discretion.

        7.5    Tender or Exchange Offer.    In the event of a tender or exchange offer for shares of Stock, the Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or, in the event of his death, his Beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer, together with a form requesting confidential instructions as to whether or not shares of Stock in such Participant's Participant Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, Employer Contribution Account and Additional Employer Contribution Account shall be tendered or exchanged by the Trustee. Each Participant (or his Beneficiary) shall have the right, to the extent of shares of Stock in the Participant Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, Employer Contribution Account and Additional Employer Contributions Account of such Participant, to direct the Trustee in writing as to the manner in which to respond to such tender or exchange offer, and the Trustee shall respond in accordance with the instructions so received. If the Trustee shall not receive timely direction from a Participant (or his Beneficiary) as to the manner in which to respond to such tender or exchange offer, the Trustee shall not tender or exchange any shares of Stock held in such Participant's Participant Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, Employer Contribution Account and Additional Employer Contributions Account and the Trustee shall have no discretion in such matter. The Trustee shall not divulge to the Company the instructions of any Participant. In the event of a tender or exchange offer for shares or units (other than Stock), the Trustee shall tender or exchange any shares or units held in Participants' Participant Contribution Accounts, After-Tax Contribution Accounts, Rollover Contribution Accounts, Employer Contribution Accounts and Additional Employer Contributions Accounts, in its discretion.

ARTICLE VIII

Retirement and Disability

        8.1    Normal Retirement Date.    The Normal Retirement Date of a Participant shall be the date of his sixty-fifth (65th) birthday if such birthday falls on the first day of a calendar month, or the first day of the calendar month next following the date of his sixty-fifth (65th) birthday, if such birthday does not fall on the first day of a calendar month; provided, however, that for all purposes of the Plan, the Normal Retirement Date of a Participant who shall die between the date of his sixty-fifth (65th) birthday and the first day of the month next following his sixty-fifth (65th) birthday shall be the date of death of such Participant.

        8.2    Postponed Retirement Date.    If a Participant remains in the employment of an Employer beyond his Normal Retirement Date, then the date on which he shall retire from employment if it falls on the first day of a calendar month, or the first day of the calendar month next following the date on which such Participant shall retire from employment if he does not retire on the first day of a calendar month, shall be his Postponed Retirement Date.

        8.3    Disability Retirement Date.    The Disability Retirement Date of a Participant shall be the date ninety (90) days after he suffers a Disability if he suffers a Disability on the first day of a calendar month, or the first day of the calendar month next following the date ninety (90) days after he suffers a Disability if the date he suffers a Disability does not fall on the first day of a calendar month; provided that such Disability is still in existence on his Disability Retirement Date. The term "Disability", as used herein, shall mean a condition which qualifies as a condition of total disability under either (a) the provisions of the United States Social Security Law from time to time in effect or (b) the provisions of any long-term disability plan maintained by the Company from time to time. The Committee shall be the sole and final judge as to whether a Participant has suffered a Disability and as to whether such Disability has ceased, and its judgment with respect thereto shall be final, conclusive and binding upon the Participant and all other persons. In determining whether or not a Participant has suffered or continues to suffer a Disability, the Committee may require the Participant to furnish medical information or other necessary data when requested. Failure of a Participant to furnish such information or data when requested shall be sufficient reason for the Committee to determine that the Participant has not suffered, or is no longer suffering, a Disability.

        8.3A    Early Retirement Date.    If a Participant ceases to be an Employee on or after the date of his fifty-fifth (55th) birthday and before his Normal Retirement Date, other than by reason of death or Disability, then the date on which he ceases to be an Employee or the first day of the calendar month next following such date, if such date is not the first day of a calendar month, shall be his Early Retirement Date.

        8.4    Benefit at Retirement.    A Participant who retires as an Employee on or after he attains a Retirement Date will be entitled to receive a distribution of his Account in accordance with the provisions of Article XI.

ARTICLE IX

Death

        9.1    Death While Actively Employed.    If a Participant dies while employed by an Employer, his Beneficiary shall be entitled to receive a distribution of the Participant's Account in accordance with the provisions of Article XI.

        9.2    Death After Retirement or Termination.    If a Participant dies after he attains a Retirement Date, or after his Termination Date occurs, any part of his Account remaining at the time of his death shall be distributed in a single sum to his Beneficiary, in the form the Participant shall have directed prior to the date of his death pursuant to the terms of Article XI below; provided, however, that if no such direction had been made by the Participant prior to the date of his death, then such distribution shall be made to the Beneficiary pursuant to Subsection (a) of Section 11.1.

ARTICLE X

Vesting and Termination of Employment

        10.1    Vesting.

          (a)   A Participant shall at all times have a fully (100%) vested and nonforfeitable interest in the balance of his Participant Contribution Account, his After-Tax Contribution Account, his Rollover Contribution Account and his Employer Contribution Account. A Participant shall be 100% vested in his entire Account upon his death or the attainment of his Normal or Disability Retirement Date while in the employ of an Affiliate.

          (b)   A Participant shall have a vested and nonforfeitable interest in the balance of his Additional Employer Contributions Account, if any, in accordance with the following vesting schedule:

Years of Vesting Service	Vested Interest
Less than 3 Years	0%
3 Years	20%
4 Years	40%
5 Years	60%
6 Years	80%
7 Years or more	100%

        10.1A    Loss of Non-Vested Sub-Account.

          (a)   If the vested and nonforfeitable interest of a Participant's Account (his "Vested Interest") is paid to him in a lump sum on account of his termination of employment with all Affiliates, the portion, if any, of such Participant's Account that is not vested and nonforfeitable upon such termination (his "Non-Vested Sub-Account") shall be forfeited and reallocated pursuant to Section 5.1A. For purposes of this Section, if a Participant's Vested Interest in his Account at the time of his Termination of Employment is zero, such interest shall be deemed to have been paid to him in a lump sum at the time of his termination of employment. If the Vested Interest of a Participant is paid (or deemed to be paid) to him in a lump sum as described in the preceding sentence, such Participant's years of Vesting Service to which such lump sum payment relates shall thereafter be disregarded for the purpose of determining his Vested Interest in the amount attributable to Additional Employer Contributions forfeited as a result of such payment. Notwithstanding the provisions of the immediately preceding sentence, however, if (i) such Participant's Vested Interest is less than 100% of his Account, (ii) he is rehired by a Participating Company before he incurs five consecutive Breaks in Service and (iii) he repays to the Trust, not later than the earlier of (A) the end of the five-year period beginning with his date of rehire or (B) the close of the first period of five consecutive Breaks in Service incurred by him after such payment (or deemed payment) of his Vested Interest, an amount equal to such payment, (I) his said years of Vesting Service to which such payment related shall be reinstated for all purposes of the Plan and (II) the amount of his Account shall be restored, as of the date of such repayment, to an amount equal to the sum of the amount paid to him and the amount forfeited under the provisions of this Subsection. For purposes of the preceding sentence, a Participant whose Vested Interest was deemed to have been distributed to him at the time of his Termination of Employment shall be deemed to have repaid such distribution upon his rehire by a Participating Company, provided he is rehired before incurring five consecutive Breaks in Service.

          (b)   If a Participant's Vested Interest in his Account at the time of his Termination of Employment exceeds zero and is not paid to him as a result of such Termination of Employment, his Non-Vested Sub-Account shall be provisionally forfeited and reallocated pursuant to Section 5.1A. If a Participant who provisionally forfeits his Non-Vested Sub-Account pursuant to this Subsection is not rehired by a Participating Company before incurring five consecutive Breaks in Service, he shall have such Sub-Account permanently forfeited upon incurring such five consecutive Breaks in Service. A Participant whose Non-Vested Sub-Account is permanently forfeited shall not have such Sub-Account reinstated upon his reemployment with a Participating Company. If a Participant who provisionally forfeits his Non-Vested Sub-Account pursuant to this Subsection is subsequently rehired by a Participating Company before such Sub-Account is permanently forfeited, he shall not forfeit such Non-Vested Sub-Account by reason of his Termination of Employment and, upon such reemployment, such Non-Vested Sub-Account shall be reinstated as of the date he is so reemployed by means of a special contribution to the Plan.

          (c)   Amounts required for the restoration or reinstatement of an Account pursuant to Subsection (a) or (b) of this Section shall be taken from forfeitures described in Section 5.1A; provided, however, that if the forfeitures are insufficient for this purpose, any additional amounts required for the restoration or reinstatement of Accounts shall be obtained from a special contribution made by the Employers.

        10.2    Termination of Employment.    On his Termination Date, a Participant shall be entitled to receive a distribution of his Account in accordance with the provisions of Article XI.

ARTICLE XI

Payment of Benefits

        11.1    Form of Payment.    A Participant's Account, payable to or with respect to a Participant at his Retirement Date, Termination Date or date of death, whichever first occurs, shall be paid to him or his Beneficiary in one of the following forms, as the Participant or his Beneficiary shall direct, upon written application made to the Committee after the Participant's Retirement Date, Termination Date or date of death, as the case may be:

          (a)   (i) In whole shares of the Stock held in his Account and cash in lieu of fractional shares of Stock held in his Account, and (ii) the remainder of his Account in cash; or

          (b)   (i) In whole shares of Stock held in his Account and cash in lieu of fractional shares of Stock held in his Account; (ii), only with respect to the portion (if any) of the Participant's Account attributable to Participant Contributions and/or Employer Contributions made before September 15, 1988, in whole shares or units from the other investment funds provided in Section 6.2 that are capable of distribution in shares or units and cash in lieu of fractional shares or units from such investment funds; and (iii) the remainder of his Account in cash; or

          (c)   All in cash.

        The Committee shall provide the Participant or Beneficiary with the application form (which shall contain a general description of the optional forms of benefit under the Plan and such other information required to be provided under Section 402(f) of the Code) no less than 30 days and no more than 90 days before a distribution or withdrawal is to be made. Notwithstanding the foregoing, such distribution or withdrawal may be made or commence less than 30 days after such form and information are provided to the Participant or Beneficiary, provided that: (a) the Committee informs the recipient that he has the right to a period of at least 30 days after receiving the information to consider whether or not to elect a distribution or withdrawal (and, if applicable, a particular form of benefit) and (b) the recipient, after receiving the information, affirmatively waives his right to such 30-day period and elects the distribution or withdrawal.

        The Committee shall notify the Trustee in writing of the form of payment to be made pursuant to this Section 11.1.

        If the Participant or his Beneficiary directs a distribution pursuant to Subsection (a) of this Section, then the Trustee, as soon as practicable after the date on which the Trustee receives the aforementioned notice from the Committee, shall sell all shares or other units in the investment funds described in Section 6.2 (except for whole shares of Stock) then in the Participant's Account that are distributable hereunder, and the net proceeds received by the Trustee from said sale, after deducting all stock transfer taxes, brokers' fees and commissions and other expenses of sale, together with the whole shares of Stock in the Participant's Accounts, shall constitute the amount distributable pursuant to Subsection (a) of this Section. If the Participant or his Beneficiary directs a distribution pursuant to Subsection (b) of this Section, then the Trustee, as soon as practicable after the date on which the Trustee receives the aforementioned notice from the Committee, shall sell all whole shares or other units in the investment funds described in Section 6.2 that are not distributable in kind pursuant to Paragraph (i) or (ii) Subsection (b) of this Section and any fractional shares or units in the investment funds described in Section 6.2 then in the Participant's Account that are distributable hereunder, and the net proceeds received by the Trustee from said sale, after deducting all stock transfer taxes, brokers' fees and commissions and other expenses of sale, together with the whole shares or other units in the investment funds described in Section 6.2 that are distributable in kind pursuant to Paragraph (i) or (ii) of Subsection (b) of this Section, shall constitute the amount distributable pursuant to Subsection (b) of this Section. Notwithstanding the foregoing, with respect to any Employee who becomes a Participant after December 6, 1988, if the number of whole shares of Stock held in such Participant's Account is less than one hundred (100) shares, any distribution of such Participant's Account shall be made all in cash.

        11.2    Method of Payment.    The distributions to be made to or with respect to a Participant from his Participant Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, Employer Contribution Account and Additional Employer Contribution Account and from the Cash Fund, if applicable, at his Retirement Date, Termination Date or date of death, shall be made to him or his Beneficiary in one of the following methods, or combinations thereof, as the Participant or Beneficiary elects:

          (a)   In a single sum as soon after the Participant's Retirement Date, Termination Date or date of death as the Committee deems practicable; or

          (b)   By payment in not less than twelve (12) nor more than forty (40) equal quarterly installments (the first such installment to be paid as soon as practicable after the Participant's Retirement Date, Termination Date or date of death). Payments shall be made in installments only if the Participant or his Beneficiary shall have directed distribution to be made entirely in cash pursuant to clause (b) of Section 11.1, or

          (c)   With respect to Participants who were participants with account balances in the Signal Science, Incorporated Salary Deferral Plan on February 1, 1997, the date of its merger into this

  Plan, by payment in monthly, quarterly, or annual installments over a period not to exceed the life or life expectancy of the Participant or his designated Beneficiary.

        11.3    When Benefits Must Commence.    In any event, distribution of a Participant's Participant Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, Employer Contribution Account and Additional Employer Contribution Account payable to or with respect to a Participant pursuant to Section 11.2, unless otherwise agreed to by the Participant, shall be made or commence no later than the sixtieth (60th) day after the last to occur of:

          (a)   the close of the Plan Year in which the Participant dies or attains his sixty-fifth (65th) birthday;

          (b)   the close of the Plan Year in which the Participant completes ten (10) years of participation hereunder; or

          (c)   the close of the Plan Year in which the Participant leaves the employ of the Company and all Affiliated Companies.

        11.4    Code Section 401(a)(9) Requirements.

          (a)   Notwithstanding any other provision of the Plan, to the extent required under Section 401(a)(9) of the Code, the vested Account of a Participant who is a 5% owner (as defined in Section 416 of the Code) or who attains 70 1/2 prior to January 1, 2002 shall be distributed to him in a single sum payment or shall commence to be distributed to him in one of the forms permitted under Section 11.2 no later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2. The vested Account of any other Participant must be distributed or commence to be distributed not later than April 1 of the calendar year following the later of (i) the calendar year in which he attains age 70 1/2 or (ii) the calendar year in which he incurs a Termination Date.

          (b)   If a Participant dies after distribution of the amount credited to his Account has commenced, the remaining portion of his Account shall continue to be distributed to his Beneficiary at least as rapidly as under the method of distribution being used prior to the Participant's death. If a Participant dies prior to the commencement of the distribution of his Account, the entire Account of the Participant under the Plan (i) shall be paid to the Participant's Beneficiary in a single sum no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death, or (ii) shall commence to be paid to the Beneficiary no later than December 31 of the calendar year immediately following the calendar year in which the Participant died in the form specified in Section 11.2(b). If the Beneficiary is the Participant's surviving spouse, the commencement date described in clause (ii) of this Subsection (b) shall be the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

          (c)   Distributions under this Section shall be made in accordance with the provisions of Section 401(a)(9) of the Code and Treasury Regulations issued thereunder, which provisions are hereby incorporated by reference, provided that such provisions shall override the other distributions provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under the provisions of the Code and Regulations. Nothing contained in this Subsection shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan.

        11.5    Involuntary Cash-Out.    If the vested and nonforfeitable interest of a Participant's Account (his "Vested Interest") does not exceed $5,000, such Participant shall receive a lump sum distribution of his Vested Interest, subject to the provisions of Section 12.4. In the absence of direction, pursuant to Section 11.1, such lump sum distribution shall be made all in cash.

        11.6    Distribution on Sale of MARTA Technologies, Inc.    Notwithstanding any other provision of the Plan, a Participant employed by MARTA Technologies, Inc. ("Marta"), whose employment with Marta continued following the closing date of the sale of Marta to Envirotest Systems Corporation, shall be eligible to receive a distribution of his Vested Interest in accordance with Section 401(k)(10) of the Code. Moreover, if such Participant's Vested Interest does not exceed $5,000, such Participant shall receive a lump sum distribution of his Vested Interest, subject to the provisions of Section 12.4. In the absence of direction, pursuant to Section 11.1, such lump sum distribution shall be made all in cash.

        11.7    Distribution on Sale of Assets of Signal Science, Incorporated.    Notwithstanding any other provision of the Plan, a Participant employed by Signal Science, Incorporated ("SSI"), whose employment following the closing date of the sale of assets of SSI to Condor Systems, Inc. ("Condor") continued with Condor, shall be eligible to receive a distribution of his Vested Interest in accordance with Section 401(k)(10) of the Code. Moreover, if the Vested Interest of a Participant employed by SSI, whose employment following the closing date of the sale of assets of SSI to Condor continued with Condor, does not exceed $5,000, such Participant shall receive a lump sum distribution of his Vested Interest, subject to the provisions of Section 12.4. In the absence of direction, pursuant to Section 11.1, such lump sum distribution shall be made all in cash.

        11.8    Distributions under Qualified Domestic Relations Orders.    For purposes of making distributions under the provisions of a Qualified Domestic Relations Order (as such term is defined in Section 414(p) of the Code), the Plan's Qualified Early Retirement Age with regard to the Participant against whom the order is entered shall be the date the order is determined to be qualified. This will only allow payout to the alternate payee(s).

ARTICLE XII

Withdrawals

        12.1    General.    No repayment of any withdrawal made pursuant to this Article shall be permitted. No withdrawals from the Plan during employment shall be permitted, other than as provided in this Article XII. In connection with any withdrawal made pursuant to this ARTICLE XII, a Participant's Accounts shall be valued as of the Valuation Date coincident with or next following the date on which the Committee receives the Participant's written request for withdrawal. No "penalty" of any kind shall be associated with any such withdrawal.

        12.1A    Withdrawals of After-Tax Contributions.    A Participant, upon written request to the Committee, may elect, on a form or in such other manner as approved by the Committee, to withdraw all or a portion of his After-Tax Contribution Account (including earnings and appreciation thereon). Notwithstanding the foregoing, After-Tax Contributions (and the net earnings thereon) which have not been credited to a Participant's Account for at least two years may not be withdrawn, unless the Participant has been a Participant in the Plan for at least five years. The minimum withdrawal amount under this Section 12.1A shall be $250 (or, if less, the total value of the After-Tax Contribution Account, including earnings and appreciation thereon, on the applicable Valuation Date). A Participant shall be permitted to make only one (1) withdrawal under this Section 12.1A during any twelve (12) month period.

        12.2    Hardship Withdrawals.    (a) A Participant who has obtained all withdrawals (other than hardship withdrawals) and all nontaxable loans currently available under all plans maintained by the Company and the Affiliates, upon a showing of "hardship" (as such term is hereinafter defined) and upon a written request to the Committee, may elect, on a form provided by the Committee, to withdraw from his Participant Contribution Account (excluding earnings credited to such Account after

December 31, 1988) and Rollover Contribution Account, all or any portion of the balance credited to such Accounts (excluding earnings credited to the Participant Contribution Account after December 31, 1988). For purposes of this Section, a withdrawal will be on account of hardship if, as determined by the Committee in a nondiscriminatory manner and in its sole discretion, the withdrawal is necessary in light of an immediate and heavy financial need on the part of the Participant for: (i) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse or dependents or expenses necessary for those persons to obtain such medical care, (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant, (iii) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse or dependents, (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's residence, or (v) any other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in Treas. Regulation Section 1.401(k)-1(d)(2)(iv)(C). Hardship withdrawals shall not be in excess of the amount necessary to alleviate the hardship (including amounts necessary to pay any taxes or penalties reasonably anticipated to result from such withdrawal).

        (b)   If a withdrawal on account of hardship is made to a Participant pursuant to this Section, the following rules shall apply notwithstanding any other provision of the Plan (or any other plan maintained by an Affiliate) to the contrary: (i) the Participant's Participant Contributions and After-Tax Contributions (or any comparable contributions to any other qualified or non-qualified plan (other than a welfare benefit plan) maintained by the Company and the Affiliates) shall be suspended for a period of 12 months following receipt of the hardship withdrawal, and (ii) the amount of the Participant's Participant Contributions (and any comparable contributions to any other plan (other than a welfare plan) maintained by the Company and the Affiliates) for the Participant's taxable year immediately following the taxable year of the hardship withdrawal shall not be in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Participant Contributions made to the Plan (and any other plan (other than a welfare plan) maintained by the Company and the Affiliates) for the taxable year of the hardship withdrawal.

        12.2A    Age 59 1/2 Withdrawals.    A Participant, upon the attainment of age 59 1/2 and upon written request to the Committee, may elect, on a form or in such other manner as approved by the Committee, to withdraw all or any portion of the Vested Interest in his Account. The minimum withdrawal amount under this Section 12.2A shall be $1,000 (or, if less, the total value of the Vested Interest in the Participant's Account on the applicable Valuation Date).

        12.3    Form of Payment.    Withdrawals made by or to a Participant pursuant to this Article shall be paid and distributed to him in one of the following forms, as the Participant shall direct in his written request for a withdrawal delivered to the Committee:

          (a)   (i) In whole shares of Stock held in his Account and cash in lieu of fractional shares of Stock held in his Account, and (ii) the remainder in cash; or

          (b)   (i) In whole shares of Stock held in his Account and cash in lieu of fractional shares of Stock held in his Account; (ii) only with respect to the portion (if any) of the Participant's Account attributable to Participant Contributions and/or Employer Contributions made before September 15, 1988, in whole shares or units from the other investment funds provided in Section 6.2 that are capable of distribution in shares or units and cash in lieu of fractional shares or units from such investment funds; and (iii) the remainder in cash; or

          (c)   All in cash.

        If no such direction as to the form of payment is received from the Participant hereinbefore set forth, then such distribution shall be made as set forth in Subsection (c) of this Section. The Committee, within ten (10) days after the date the request for a withdrawal is delivered to it, shall notify the Trustee in writing of the form of payment to be made pursuant to this Section 12.3. As soon as practicable after the date on which the Trustee receives the aforementioned notice from the Committee, the Trustee shall follow the procedures set forth in Section 11.1 for determining the amount distributable to a Participant pursuant to each Subsection of this Section. Notwithstanding the foregoing, with respect to any Employee who becomes a Participant after December 6, 1988, if the number of whole shares of Stock held in such Participant's Account is less than one hundred (100) shares, any distribution of such Participant's Account shall be made all in cash.

        12.4    Transfers of Eligible Rollover Distributions.

          (a)   If a Participant or spouse of a Participant is eligible to receive a distribution from the Plan that constitutes an "eligible rollover distribution" (as defined in Subsection (c) of this Section) and the Participant or spouse elects to have all or a portion of such distribution paid directly to an "eligible retirement plan" (as defined in Subsection (c) of this Section) and specifies the eligible retirement plan to which the distribution is to be paid, such distribution (or portion thereof) shall be made in the form of a direct rollover to the eligible retirement plan so specified. A Participant or spouse may not elect a direct rollover of a portion of an eligible rollover distribution unless the amount to be rolled over is at least $500. A direct rollover is a payment made by the Plan to the eligible retirement plan so specified for the benefit of the Participant or spouse. Notwithstanding the preceding provisions of this Section, a direct rollover of an eligible rollover distribution shall not be made if a Participant's or spouse's eligible rollover distributions for a Plan Year are reasonably expected to total less than $200. Unless otherwise specifically provided herein, for purposes of this Section, the term "spouse" shall include a former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

          (b)   The Committee shall prescribe reasonable procedures for elections to be made pursuant to this Section. Within a reasonable period of time (as prescribed by Treasury regulations or rulings) before the payment of an eligible rollover distribution, the Company shall provide a written notice to the Participant or spouse describing his or her rights under this Section and such other information required to be provided under section 402(f) of the Code.

          (c)   For purposes of this Section, the term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee from the Plan, except (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, (2) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (3) the portion of any distribution that is not includable in gross income, (4) any "hardship" distribution (as defined in Code Section 401(k)), and (5) such other amounts specified in Treasury regulations or rulings issued under section 402(c) of the Code. For purposes of this Section, the term "eligible retirement plan" means an individual retirement account or annuity described in section 408 of the Code, a defined contribution plan that meets the requirements of section 401(a) of the Code and accepts rollovers, an annuity plan described in section 403(a) of the Code, or any other type of plan that is included within the definition of "eligible retirement plan" under section 401(a)(31)(D) of the Code; provided however, that with respect to a spouse (but not a former spouse who is an alternate payee) who receives a distribution after a Participant's death an "eligible retirement plan" shall mean only an individual retirement account or annuity described in section 408 of the Code.

          (d)   The provisions of this Section are intended to comply with the provisions of section 401(a)(31) of the Code and shall be interpreted in accordance with such section and Treasury regulations and rulings issued thereunder. The provisions of this Section shall be effective for distributions under the Plan on and after January 1, 2000.

ARTICLE XIIA

Loan Provisions

        12A.1    A Participant who is a party in interest (as defined in Section 3(14) of ERISA), excluding a Transferred Participant as defined in Section 3.3 of the Plan, with respect to the Plan may apply on a form or in such other manner as approved by the Committee for a loan from his Account. Each loan shall be charged against the Participant's Account as set forth in the Participant Loan Program.

        12A.2    Each loan shall be in an amount which is not less than $500.00. A Participant may have no more than three (3) loans outstanding at any one time. The Participant will be charged such fees as are determined by the Committee and set forth in the Participant Loan Program, which fees shall be used to reimburse the Plan for the costs of providing such loans. The maximum loan to any Participant (when added to the outstanding balance of all other loans to the Participant from all "qualified employer plans" (as defined in Code Section 72(p)(4)) of all Affiliated Companies) shall be an amount which does not exceed the lesser of

          (a)   $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of such other loans on the date on which such loan is made, or

          (b)   50% of the value of such Participant's Account on the date on which such loan is made, or

          (c)   an amount that will result in annual payments of principal and interest equal to twenty-five percent (25%) of the Participant's Compensation for the Plan Year preceding the year in which the loan is to be made.

        12A.3    For each Participant for whom a loan is authorized pursuant to this Article, the Committee shall (a) direct the Trustee to liquidate the Participant's interests in the investment funds (described in Section 6.2) as directed by the Committee, to the extent necessary to provide funds for the loan, (b) direct the Trustee to disburse such funds to the Participant upon the Participant's execution of the Note referred to in Section 13A.4, (c) transmit the executed Note to the Trustee or to a custodian designated by the Trustee and (d) establish and maintain a separate record keeping account within the Participant's Account (the "Loan Account") (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant, (iii) to which the Note shall be allocated, and (iv) which shall show the unpaid principal of and interest on the Note from time to time. All payments of principal and interest by a Participant on a loan shall be credited initially to his Loan Account and applied against the Participant's Note, and then invested in the investment funds pursuant to the Participant's direction under Section 6.2. The Committee shall value each Participant's Loan Account as of each Valuation Date. Notwithstanding any other provisions of the Plan, a Participant's Loan Account shall constitute a part of his Account under the Plan.

        12A.4    Loans made pursuant to this Article:

          (a)   shall be made available to all Participants on a reasonably equivalent basis;

          (b)   shall not be made available to "highly compensated employees" (as defined in Code Section 414(q)) in a percentage amount greater than the percentage amount made available to other Participants;

          (c)   shall be secured by the Participant's Loan Account;

          (d)   shall not be made unless the Participant consents to the reduction of his Account under the circumstances described in Section 13.5; and

          (e)   shall be evidenced by a promissory note and security agreement (the "Note") executed by the Participant which provides for:

            (i)    the security referred to in Subsection (c) of this Section;

            (ii)   a reasonable rate of interest, determined by the Committee, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances;

            (iii)  repayment within a specified period of time, which shall not extend beyond five years;

            (iv)  repayment in equal payments over the term of the loan, with substantially level amortization and payments not less frequently than quarterly; and

            (v)   for such other terms and conditions as the Committee shall determine, which shall include provision that:

              (A)  with respect to a Participant who is an Employee, the loan will be repaid pursuant to authorization by the Participant of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period;

              (B)  the loan shall be prepayable in whole at any time without penalty; and

              (C)  the loan shall be in default and become immediately due and payable upon the first to occur of the following events:

                (I)   the Participant's failure to make two consecutive required payments on the promissory note;

                (II)  the Participant's death;

                (III) in the case of a Participant who is an Employee or an employee of GO/DAN Industries at the time the loan is made, termination of the Participant's employment with all Affiliated Companies and with GO/DAN Industries or revocation of the authorization referred to in Subparagraph (A) of this Paragraph;

                (IV) in the case of a Participant who is not an Employee or an employee of GO/DAN Industries at the time the loan is made, commencement of distribution of his Account; or

                (V)  the filing of a petition, the entry of an order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Participant, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Participant for the benefit of his creditors.

        12A.5    Notwithstanding any other provision of the Plan, a loan made pursuant to this Article shall be a first lien against the Participant's Loan Account. Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, and any interest accruing thereafter, shall be satisfied by deduction from the Participant's Loan Account, and shall be deemed to have been distributed to the Participant, as follows:

          (a)   in the case of a Participant who, at the time of the default, is an Employee and is not eligible to receive distribution of his Account, at such time as he first becomes eligible (without regard to the required filing of an application pursuant to Section 11.1) to receive distribution of his Account; or

          (b)   in the case of any other Participant, immediately upon such default.

        12A.6    Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under Section 414(u)(4) of the Code (for Participants on a leave of absence for "qualified military service" (as defined in Section 4.4 of the Plan)).

ARTICLE XIII

Administration of the Plan

        13.1    Appointment of a Committee.    Subject to the limitations set forth in ARTICLE VI and Section 13.3 relating to investment of the assets of the Plan, the authority to control and manage the operation and administration of the Plan shall be vested in an Employee Before-Tax Savings Plan Committee of not less than five (5) members appointed by the Board which shall be the Plan Administrator as described in Section 3(16)(A) of ERISA and shall have the rights, duties and obligations of a Plan Administrator under ERISA. Such members shall be appointed from time to time by the Board and shall serve at the pleasure of the Board. No member of the Committee shall receive any compensation for his services as such.

        13.2    Meetings of the Committee.    The Committee shall hold meetings upon such notice, at such place or places and at such intervals as it may from time to time determine. A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business at a meeting of the Committee. All resolutions or other actions taken by the Committee shall be (a) by vote of a majority of those members present at a meeting of the Committee or (b) without a meeting by instrument in writing signed by a majority of the members of the Committee.

        13.3    The Trustee.    The Board shall appoint the Trustee. The Company, upon the authorization of the Board, and the Trustee shall execute a Trust Agreement under which the powers and duties of the Trustee shall be set forth and under the terms of which the Trust Fund shall be established from which the benefits provided by the Plan shall be paid. The Trustee shall be independent of the Company and, subject to ARTICLE VI, shall have sole discretion as to investment of the assets of the Plan. Neither the Company nor any Affiliate of the Company shall have any control or influence over the times or prices at which Stock is purchased by the Trustee or the amounts of any of such purchases or the manner in which any of such purchases are made. The Board may remove the Trustee at any time pursuant to the terms of the Trust Agreement. Upon the removal or the resignation of the Trustee, the Board shall designate a successor Trustee.

        13.4    Expenses of Administration.    The reasonable expenses of the Committee incurred in the performance of its duties shall be reimbursed by the Company. All costs of administering the Plan, including, but not limited to, stock transfer taxes, if any, incurred in connection with the distribution of Stock or other investment fund shares or units, as the case may be, in kind, to a Participant or his Beneficiary as hereinbefore provided, fees paid to the Trustee appointed under the Trust Agreement, to attorneys, accountants and actuaries and to other agents hired or retained by the Committee, and unusual costs and expenses, such as, but not limited to, costs and expenses of litigation involving the Plan shall be borne and paid by the Plan, unless the Company elects to pay any such costs.

        13.5    Prohibited Transactions.    Notwithstanding anything to the contrary herein contained, no member of the Committee shall, and the Trustee shall not, at any time engage in any act of commission or omission which would constitute a "Prohibited Transaction" as set forth in ERISA.

        13.6    Powers and Duties.    In addition to those hereinbefore set forth, the Committee shall have the following specific powers and duties:

          (a)   to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

          (b)   to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan, to resolve all questions (including factual questions) arising under the Plan as to any individual's entitlement to become a Participant, to determine the amount of benefits, if any, payable with respect to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto), and to conduct the claims and review procedure specified in Section 13.11;

          (c)   to compute the amounts which shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan;

          (d)   to authorize disbursements from the Trust Fund in accordance with the Plan; provided that any instructions of the Committee to the Trustee shall be evidenced in writing and signed by a member of the Committee delegated with such authority by a majority of the Committee; and

          (e)   to engage such attorneys, accountants, brokers, actuaries and other agents as the Committee may specify, in its judgment, to be necessary or advisable in the administration of the Plan, without liability for any negligent omission, misconduct, mistake or default of any such person selected or retained with the care, skill, prudence and diligence referred to in Section 13.7(b) of this ARTICLE XIII, and to establish and authorize payment of the reasonable compensation of such attorneys, brokers, accountants, actuaries, and other agents and any other charges and expenses deemed to be reasonable and necessary; provided, however, if any of the foregoing powers shall at any time be inconsistent with any provisions of ERISA or any regulations promulgated thereunder, then any such power shall be denied to the Committee.

        13.7    Exercise of Plan Duties.    The Trustee, the members of the Committee and all other fiduciaries shall discharge their duties hereunder solely in the interest of the Participants and their Beneficiaries and

          (a)   For the exclusive purpose of:

            (i)    providing benefits to Participants and their Beneficiaries; and

            (ii)   defraying reasonable expenses of administering the Plan; and

          (b)   With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

        13.8    Liability of Committee Members.    No member of the Committee will be liable for any act of omission or commission except as expressly provided by ERISA.

        13.9    Reliance on Reports and Certificates.    The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, options and reports that will be furnished by any actuary, accountant, controller, counsel, employee of the Company or other person who is employed or engaged for such purposes.

        13.10    Member's Own Participation.    No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his own participation in the Plan.

        13.11    Claims.

          (a)   Claims for benefits under the Plan shall be made in writing to the Committee. If such claim for benefits is wholly or partially denied by the Committee, it shall, within a reasonable period of time, but no later than ninety (90) days after receipt of the claim, notify the claimant in writing of the denial of the claim. Such notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain (i) the specific reason or reasons for denial of the claim, (ii) a specific reference to the pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of which such material or information is necessary, and (iv) an explanation of the Plan's claim review procedure.

          (b)   Within 120 days of the receipt by the claimant of the written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, or if the claim has not been granted within ninety (90) days from the date such claim is delivered to the Committee, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's clam for benefits, including the conducting of a hearing, if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

          (c)   The Committee shall render a decision on the claim review promptly, but not later than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the sixty (60) day period shall be extended to 120 days. Such decision shall (i) include specific reasons for this decision, (ii) be written in a manner calculated to be understood by the claimant and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based. The decision of the Committee shall be conclusive and binding.

        13.12    Exclusive Benefit.

          (a)   All Participant Contributions, After-Tax Contributions, Rollover Contributions, Additional Employer Contributions and Employer Contributions shall be made to the Trust Fund and all such Contributions and all other property of the Trust Fund, including income from investments and all other sources, shall be retained for the exclusive benefit of Participants or their Beneficiaries and shall be used to pay benefits provided hereunder, and no part thereof or income therefrom at any time shall revert to any Employer.

          (b)   Once contributions are made to the Plan by an Employer, they are not refundable to the Employer; provided, however, that:

            (1)   if the deductibility of any Employer Contribution or Additional Employer Contribution to the Plan is denied under Section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall, upon written request of the Committee, return the Employer Contribution or Additional Employer Contribution or Stock purchased with such

    Contribution to the Employer (to the extent disallowed) within one (1) year after the date the deduction is disallowed; and

            (2)   if an Employer Contribution, Additional Employer Contribution, Participant Contribution, After-Tax Contribution or Rollover Contribution or any portion thereof is made by a mistake of fact, the Trustee shall, upon written request of the Committee, return such Employer Contribution or Additional Employer Contribution or portion thereof, and any income thereon, or Stock purchased with such Employer Contribution or Additional Employer Contribution, to the Company, and any such Participant Contribution, After-Tax Contribution or Rollover Contribution or portion thereof, and any income thereon, or Stock or other investment purchased with such Contribution, to the applicable Participant, within one (1) year after the date of payment to the Trustee.

        13.13    Correction of Errors.    Notwithstanding anything herein to the contrary, the Committee may take such actions or permit such actions to be taken as are necessary and reasonably calculated to correct an administrative error made by an Employer, the Committee or any other fiduciary.

        13.14    Electronic Media.    Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Committee may establish procedures for the use of electronic media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries. Electronic media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems.

        13.15    Plan Conversions.    Notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the Committee, the Committee may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Participant's right to change his contribution election, a Participant's right to change his investment election and a Participant's right to borrow or withdraw from his Account or obtain a distribution for his Account.

ARTICLE XIV

Amendment and Termination

        14.1    Amendment.    Except as set forth hereinbelow, the Plan may be amended at any time and from time to time by an instrument in writing authorized by the Board without the approval of any Participating Company or of the stockholders of the Company. No amendment of the Plan shall be adopted which has the effect of (a) revesting in the Company, any Employer or any Affiliated Company any interest in the assets of the Trust Fund or any part thereof, or (b) divesting a Participant of any benefits that he would have been entitled to receive had he terminated his employment with the Company or any Employer immediately prior to the effective date of such amendment unless the conditions of Section 203(c) of ERISA are satisfied.

        14.2    Termination.

          (a)   The Plan will terminate with respect to any Employer on the first to occur of the following:

            (i)    the date it is terminated by the Company with respect to such Employer if thirty (30) days' advance written notice of the termination is given to the Committee, the Employer and the Trustee;

            (ii)   the date such Employer ceases to be an Affiliated Company;

            (iii)  The date a Participating Company revokes its acceptance of its designation as a Participating Company;

            (iv)  the date the Company completely discontinues its Employer Contributions for Employees of such Employer (other than a complete discontinuance by the Company of its Employer Contributions for all Employees of all Employers);

            (v)   the date the Employer is judicially declared bankrupt or insolvent; or

            (vi)  the dissolution, merger, consolidation or reorganization of the Employer, or the sale by the Employer of all or substantially all of its assets, except that, subject to the provisions of paragraph (b) below, in any such event arrangements may be made whereby the Plan will be continued by any successor to the Employer or any purchaser of all or substantially all of the Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

  The approval of the stockholders of the Company shall not be required in connection with the termination of the Plan by the Company or the discontinuance by the Company of Employer Contributions hereunder.

          (b)   The Company reserves the right to merge or consolidate the Plan with, and to transfer assets and liabilities of the Plan to, any other plan, without the consent of any other Employer or other person, if such transfer is effectuated in accordance with applicable law and if such other plan meets the requirements of sections 401(a) and 501(a) of the Code, permits the receipt of such transfer and, with respect to the liabilities to be transferred, satisfies the requirements of section 411(d)(6) of the Code. Without limiting the generality of the foregoing, there shall not be any merger or consolidation of this Plan with, or transfer of assets or liabilities of this Plan to, any other plan, unless each Participant in the transferee plan would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

        14.3    Distribution of Funds Upon Termination of Plan.    Upon full or partial termination of the Plan, or complete discontinuance of Employer Contributions or Additional Employer Contributions by the Company, each Participant affected by such full or partial termination, or discontinuance, will be immediately entitled to receive all of the shares of Stock in his Employer Contribution Account or Additional Employer Contributions Account and in his Participant Contribution Account, After-Tax Contribution Account and Rollover Contribution Account and all of the shares or other units in the investment funds described in Section 6.2 (other than the Allen Common Stock Fund) as of the Valuation Date coincident with or next following the date of such termination or discontinuance, plus a portion of the Cash Fund, if any, in existence on such Valuation Date equal to the aggregate amount of Participant Contributions, After-Tax Contributions and Rollover Contributions made by him, Employer Contributions and Additional Employer Contributions made for him and dividends and earnings on Stock and shares or units (other than Stock) in his Accounts that were not used to purchase Stock or were not invested in any funds pursuant to Section 6.2 prior to such Valuation Date. Distribution of Participant Contribution Accounts, After-Tax Contribution Accounts, Rollover Contribution Accounts, Employer Contribution Accounts and Additional Employer Contribution Accounts will be made in accordance with ARTICLE XI.

ARTICLE XV

Top-Heavy Provisions

        15.1    Application.    If in any Plan Year the Plan is or becomes a Top-Heavy Plan within the meaning of Section 15.2, then the provisions of this ARTICLE XV shall apply for such Plan Year and shall supersede any conflicting provisions of the Plan. The date for determining the applicability of this ARTICLE XV (the "Determination Date") is

          (a)   for the first Plan Year of the Plan, the last day of such Plan Year; and

          (b)   for any other Plan Year, the last day of the preceding Plan Year.

        15.2    Top-Heavy Plan.    The Plan shall constitute a Top-Heavy Plan if, as of the Determination Date, (a) the Plan is not part of an "Aggregation Group" (as hereinafter defined) and the aggregate of the accounts of "Key Employees" (as hereinafter defined) under the Plan exceeds sixty percent (60%) of the aggregate of the accounts of all Employees under the Plan or (b) the Plan is included in an Aggregation Group and such Group is a "Top-Heavy Group" (as hereinafter defined).

        15.3    Definitions.    For purposes of this ARTICLE XV, the following definitions shall apply:

          (a)   The term "Key Employee" means an Employee who at any time during the Plan Year or any of the four (4) preceding Plan Years is or was

            (i)    an officer of the Company or an Affiliate having an annual compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year; provided, however, that no more than the lesser of (A) fifty (50) Employees or (B) the greater of three (3) Employees or ten percent (10%) of all Employees are to be treated as officers;

            (ii)   of those Employees having annual compensation from the Company or an Affiliate greater than the limitation in effect under Section 415(c)(1)(A) of the Code and who are any of the ten (10) owning the largest interests in the Company and an Affiliate;

            (iii)  a five percent owner (as defined in Code Section 416(i)(1)(B)) of the Company or an Affiliate; or

            (iv)  a one percent (1%) owner (as defined in Code Section 416(i)(1)(B) of the Company or an Affiliate having an annual compensation of more than one Hundred Fifty Thousand Dollars ($150,000) from the Company and an Affiliate.

  For purposes of paragraph (ii) of this Subsection, if two (2) Employees have equal interests in the Company or an Affiliate, the Employee with the greater annual compensation shall be treated as having the larger interest. For purposes of this Article, the terms `Employee' and `Key Employee' shall include the Beneficiaries of such Employees in the event of death. For purposes of this Subsection, the term "compensation' has the meaning given such term by Code Section 414(q)(7).

          (b)   (i) The term "Aggregation Group" means the group of plans that includes any plan maintained by the Company or an Affiliate (A) in which a Key Employee is a participant or (B) that enables a plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or 410 of the Code. Collectively bargained plans that cover a Key Employee shall be included for this purpose.

            (ii)   In any Plan Year, in testing for top-heaviness under paragraph (c), the Committee may in its discretion expand the Aggregation Group to take into account any other plan maintained by the Company or an Affiliate, but only if such expanded Aggregation Group does not, as a result of such expansion, fail to meet the requirements of Sections 401(a)(4) and 410 of the Code. Collectively bargained plans that do not cover a Key Employee may be included for this purpose.

          (c)   The term "Top-Heavy Group" means an Aggregation Group as to which, as of the Determination Date, the sum of

            (i)    the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such Group and

            (ii)   the aggregate of the accounts of Key Employees under all defined contribution plans included in such Group exceeds sixty percent (60%) of the sum of such present values and accounts for all employees under all such plans in such Group.

          (d)   The term "compensation' shall have the meaning set forth in Code Section 415(c)(3), subject to the limitations of Code Section 401(a)(17).

        15.4    Present Values and Accounts.    For purposes of Sections 15.2 and 15.3(c) of this ARTICLE XV, the following rules shall apply in determining the present value of the cumulative accrued benefit for any Employee and the amount of the account of any Employee:

          (a)   The present value of accrued benefits and the value of accounts shall be determined as of the most recent Valuation Date that falls within, or on the last day of, the twelve (12)-month period ending on the Determination Date;

          (b)   Employer Contributions, Additional Employer Contributions and Employee Contributions and After-Tax Contributions, with the exception of accumulated deductible Employee Contributions, shall be taken into account;

          (c)   All amounts distributed to a Participant within the five (5)-year period ending on the Determination Date shall be taken into account, including any amount distributed from a terminated plan that would have been required to be included in the Aggregation Group had it not been terminated;

          (d)   With respect to a transferee plan, any rollover contributions or similar transfer initiated by an Employee and made after December 31, 1983, shall be disregarded (except to the extent provided in regulations issued by the Secretary of the Treasury);

          (e)   If an Employee ceases to be a Key Employee, such Employee's accrued benefit and account shall be disregarded (for purposes of determining the benefits and accounts of both Key Employees and all Employees) for any Plan Year after the last Plan Year for which he was treated as a Key Employee; and

          (f)    The accrued benefits and accounts of persons who have not performed services for any Participating Employer maintaining the Plan during the five (5) year period ending on the Determination Date shall be disregarded.

        15.5    Vesting Requirements.    If the Plan is determined to be a Top-Heavy Plan in any Plan Year, then a Participant's right to his Account derived from Employer Contributions or Additional Employer Contributions, determined as of the end of such Plan Year, shall vest in accordance with the following schedule, unless a more rapid vesting schedule is in effect under the terms of the Plan:

Years of Vesting Service	Vesting Percentage
2	20
3	40
4	60
5	80
6 or more	100

If the Plan ceases to be a Top-Heavy Plan in a Plan Year, then the vesting provision set forth in Article X shall apply for such Plan Year with respect to any portion of a Participant's Account that is forfeitable as of the beginning of such Plan Year; provided, however, that a Participant with three (3) or more years of vesting service shall be given the option of remaining under the vesting schedule set forth above.

        15.6    Minimum Contribution.    If this Plan is determined to be a Top-Heavy Plan in any Plan Year, then the Employer Contribution or Additional Employer Contributions for such Plan Year for each "participant" (as such term is defined for this purpose in regulations issued by the Secretary of the Treasury) who is not a Key Employee shall not be less than three percent (3%) of such Participant's Compensation. The Employer Contribution or Additional Employer Contributions shall not, however, exceed that percentage of each Participant's Compensation that is equal to the highest percentage of compensation at which contributions are made for the Plan Year for any Key Employee (a) under the Plan or (b) if the Plan is part of an Aggregation Group, under any defined contribution plan in such Group; provided, however, that this sentence shall not apply if the Plan is required to be included in an Aggregation Group and enables a defined benefit plan to meet the requirements of Section 401(a)(4) or 410 Of the Code. For purposes of this Section 15.6, Employer Contributions or Additional Employer Contributions attributable to a salary reduction or similar arrangement shall be taken into account, and contributions made pursuant to Chapter 21 of Title II of the Social Security Act shall be disregarded. For purposes of this Section, the term "participant" shall include all participants required by applicable Treasury Regulations to be treated as such who are not Key Employees and who have not separated from service on the last day of the Plan Year, including, if required by applicable Treasury Regulations, (1) those who have failed to complete 1000 Hours of Service for such Plan Year, (2) those who have been excluded from the Plan because their Compensation is less than a stated amount but who must be considered as participants to satisfy the coverage requirements of Section 410(b) of the Code in accordance with Section 401(a)(5) of the Code and (3) those who have been excluded from the Plan because of a failure to make mandatory employee contributions or, in the case of a cash or deferred arrangement, elective contributions.

        15.7    [RESERVED]

        15.8    Exception for Collectively Bargained Plans.    Sections 15.5, 15.6 and 15.7 of this ARTICLE XV shall not apply to any Employee who is included in a collective bargaining unit if there is evidence that retirement benefits were the subject of good faith bargaining between the representatives of such unit and the Company or an Affiliate.

        15.9    Combined Limit on Contributions and Benefits for Key Employees.    If the Plan is determined to be a Top-Heavy Plan in any Plan Year, then the denominators of the defined benefit and defined contribution fractions for purposes of paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code for any Key Employee who participates in both a defined benefit plan and a defined contribution plan included in a Top-Heavy Croup shall be the lesser of 1.0 (as applied to the dollar limit) or 1.4 (as applied to the limit based upon compensation); provided, however, that this Section 15.9 shall not apply if both of the following conditions are satisfied:

          (a)   The Employer Contribution or Additional Employer Contributions for such Plan Year for each Participant who is not a Key Employee is not less than four percent (4%) of such Participant's Compensation; and

          (b)   The Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" in Sections 15.2 and 15.3(c) of this ARTICLE XV.

ARTICLE XVI

General Provisions

        16.1    No Guarantee of Employment.    The Plan shall not be deemed to constitute a contract between any Employer and any Employee or to be a consideration for, or an inducement for, the employment of any Employee by any Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or to interfere with the right of any Employer to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

        16.2    Payments to Minors and Incompetents.    If any money or property shall become payable or distributable under the Plan to a minor or a person under legal disability, such money or property, subject to any limitations imposed by the Plan, may be paid or delivered, either to such person or to the legal guardian or conservator of such person, or to a member of the family of such person selected by the Committee, and the Trustee may accept the receipt of such minor or person under legal disability or of the legal guardian or conservator or of such member of the family, as the case may be, and the same shall constitute a complete acquittance and discharge of all liability of the Plan, the Committee, the Trustee and all Employers with respect to any money or property so paid or delivered.

        16.3    Spendthrift Fund.    No Participant or Beneficiary, under any circumstances, shall receive anything of present or exchangeable or assignable value from the Plan, the Trustee or any Employer in anticipation of, or prior to, the actual distribution of his interest therein in accordance with the terms of the Plan. The right of each Participant or Beneficiary shall be solely an equitable right to the distributions provided by the terms hereof. All interest, right and claim in or to the Plan and Trust shall be nonassignable and nontransferable, and no Participant or Beneficiary shall have any right to anticipate, pledge, hypothecate or create any lien upon said interest. Such interest shall not be subject to, or liable for, debts, liabilities, contracts, defaults or other obligations of, or claims against, any Participant or Beneficiary or be subject to any claim for alimony or for the support of a spouse pursuant to a decree of separate maintenance or separation agreement against any Participant or Beneficiary, or to being taken or reached by any legal or equitable process in satisfaction of any debt, liability or obligation prior to its receipt by him. This paragraph shall also apply to the creation, assignment or recognition of a right or interest in a Participant's benefit hereunder pursuant to a domestic relations order, unless such order is determined to be a "qualified domestic relations order" (as such term is defined in Section 414(p) of the Code). Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant's benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C); provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant's spouse (if any) are satisfied. The Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with Code Section 414(p).

        16.4    Conditional Establishment.    Anything in the foregoing to the contrary notwithstanding, this Plan and the Trust shall become effective only on the express condition that:

          (a)   they will be considered by the Internal Revenue Service as qualifying and exempt under the provisions of Sections 401(a) and 501(a) of the Code, respectively; and

          (b)   there is an effective registration statement filed with the Securities and Exchange Commission relating to the securities offered under the Plan.

        16.5    Information Supplied by Participants.    At any time or from time to time when required by the Committee, each Participant shall file with the Committee, in writing, a designation of his post office address and each change thereof. Any such post office address so filed, or if no such address has been so filed, then the last post office address for such Participant shown on the records of his

Employer, shall be binding upon the Participant and all other persons whomsoever for all purposes of the Plan, and the Committee shall not be obligated to determine the address of any Participant or Beneficiary. Any notice to be sent to any Participant or other person may be mailed, postage prepaid, to him at the address so designated, and the mailing of such notice shall be sufficient and conclusive evidence of actual notice that the Participant or other person has received such notice, whether or not he actually shall have received the same, and shall be conclusive notice to such Participant or other person of the subject matter thereof as of the date of mailing. If the Committee shall notify any Participant or other person that he is entitled to a distribution and also shall notify him of the provisions of this Section 16.5, and the Participant or other person fails to claim his benefits or to serve any notice upon the Committee on or before the date three (3) years after such notice is given by the Committee, then the benefits payable to him shall be distributed to such persons as would then be entitled to share in the distribution of the Participant's personal estate if he died on such date under the provisions of the statute then in force in the state or foreign jurisdiction outside the United States of which he was a resident as last shown on the records of his Employer, governing the descent of intestate property in the proportions specified by such statute.

        16.6    Interpretation and Construction.    The principles established by this Section 16.6 shall control the interpretation of the Plan.

          (a)   The validity and effect of the Plan and all rights and obligations of all parties hereunder, and all other persons affected hereby, shall be construed and determined in accordance with the laws of the State of Ohio to the extent that such laws are not preempted by the laws of the United States of America.

          (b)   Article and Section titles and headings are used in the Plan for convenience of reference only, shall be given no legal effect, and in the event of conflict, the context, rather than the titles and headings, shall control.

          (c)   If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining part of the Plan or the Trust created hereby, but the Plan shall be construed and enforced as if said illegal and invalid provisions had not been inserted herein.

        16.7    Absence of Guaranty.    The benefits provided under the Plan shall be paid solely from the assets of the Trust. Neither the Trustee nor any Employer shall or does guarantee any amount or amounts whatsoever as an Employer Contribution or Additional Employer Contribution in any year, but nothing in this Section 16.7 is intended to relieve the Company or any Employer from its obligations to make contributions which it has become obligated to make as provided in the Plan. Upon the transfer of any money or assets by the Company or any Employer to the Trustee, all responsibility of the Company or such Employer, as the case may be, with respect thereto shall cease and the Company or such Employer, as the case may be, shall in no manner be responsible for the acts of the Trustee or for the administration of the Trust. No Employer guarantees the payment of any amount which may become due to any person under the Plan.

        16.8    Indemnification by the Company.    The Company hereby agrees to indemnify the members of the Committee for, and to hold them harmless against, any and all liabilities, losses, costs or expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed, incurred by or asserted against them at any time by reason of their service under the Plan if they did not act dishonestly or in willful or negligent violation of the Plan or of the law or regulation under which such liability, loss, cost or expense arises. The Trust Agreement may also contain such provisions concerning the indemnification by the Company of the Trustee as the Board may consider appropriate.

        16.9    Dividends.    Wherever the term "dividends" is used hereunder it shall be deemed to include only cash dividends. Any stock dividends paid on Stock held in the Participant Contribution Accounts,

After-Tax Contributions Accounts, Rollover Contributions Accounts, Employer Contributions Accounts and Additional Employer Contribution Accounts maintained hereunder shall, for all purposes of the Plan, be treated in the same manner as is provided with respect to the Stock on which such stock dividends are declared.

        IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers this 31st day of December, 2001, to be effective as of January 1, 2001.

ALLEN TELECOM INC.
	By:	/s/ ROBERT A. YOUDELMAN
Attest:
/s/ LAURA G. MEAGHER

AMENDMENT NO. 1
TO THE
ALLEN TELECOM INC.
EMPLOYEE BEFORE-TAX SAVINGS PLAN
(AS AMENDED AND RESTATED JANUARY 1, 2001)

        Allen Telecom Inc. hereby adopts this Amendment No. 1 to the Allen Telecom Inc. Employee Before-Tax Savings Plan (As Amended and Restated January 1, 2001) (the "Plan"), effective as of January 1, 2003.

ARTICLE XVII

        Section 3.1 of the Plan is hereby amended by the addition of a new subsection (h) thereto to read as follows:

          "(h) Individuals who became employees of the Company by reason of the transactions contemplated by the Asset Purchase Agreement by and among Allen Telecom Inc., Bartley R.F. Systems Trust, Bartley R.F. Systems Inc., Wenzel/Erlinger Associates, Inc. and Richard J. Bartley, Jr., Stephanie J. Bartley, and Lucy M. Bartley, the Controlling Shareholders, dated as of November 19, 2001, and who were participants in the Forem US Employee Before-Tax Savings Plan on December 31, 2002 shall become Participants in this Plan as of January 1, 2003."

          EXECUTED this 18th day of December, 2002.

ALLEN TELECOM INC.
By:	/s/ ROBERT A. YOUDELMAN
Title:	Executive Vice President and Chief Financial Officer

1

AMENDMENT NO. 2
TO THE
ALLEN TELECOM INC.
EMPLOYEE BEFORE-TAX SAVINGS PLAN
(AS AMENDED AND RESTATED JANUARY 1, 2001)

        THIS AMENDMENT is made this 18th day of December, 2002, by Allen Telecom Inc. (hereinafter referred to as the "Company");

W I T N E S S E T H:

        WHEREAS, Allen Telecom Inc., a Delaware corporation (the "Company"), maintains the Allen Telecom Inc. Employee Before-Tax Savings Plan (the "Plan");

        WHEREAS, the Company has reserved the right, pursuant to Section 14.1 of the Plan, to further amend the Plan; and

        WHEREAS, this Amendment is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), is intended as a good faith compliance with the requirements of EGTRRA, and is to be construed in accordance with EGTRRA and IRS guidance issued thereunder.

        NOW, THEREFORE, the Company does hereby amend the Plan as follows:

ARTICLE XVIII

        The second paragraph and final sentence of Section 2.10 of the Plan are hereby deleted, effective on and after January 1, 2002, and the following substituted in lieu thereof:

          "Compensation of each Participant taken into account in determining allocations for any Plan Year beginning on or after January 1, 2002, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year shall apply to Compensation for the determination period (the Plan Year) that begins with or within such calendar year."

ARTICLE XIX

        Section 4.1(a) of the Plan is hereby redesignated Section 4.1(a)(1) thereof and the following subsection (a)(2) is added thereto, effective for Plan Years beginning on and after January 1, 2002:

          "(a)(2) An Employee who is eligible to make Participant Contributions pursuant to Section 4.1(a)(1) above and who has attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of sections 401(a)(4), 401(k)(11), 403(b)(12), 408(k), 410(b) or 416 of the Code, as applicable, by reason of the making (or the right to make) such catch-up contributions."

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ARTICLE XX

        The first sentence of Section 4.1(c) is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to provide as follows:

          "Notwithstanding the foregoing, a Participant's Participant Contributions, excluding catch-up contributions made pursuant to Section 4.1(a)(2) above, and After-Tax Contributions may not, in the aggregate, exceed twenty-five percent (25%) of his Compensation."

ARTICLE XXI

        Section 4.1(d) of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to provide as follows:

          "(d) Subject to Subsection (c) of this Section, a Participant's Salary Reduction Election and/or election of After-Tax Contributions will be effective at the time described in Section 3.1(b) and will be applicable to all subsequent payroll periods until suspended or amended by the Participant in accordance with the provisions of this Section. Subject to Subsection (c) of this Section, the percentages of Compensation elected by a Participant as his rate of Participant Contributions pursuant to Section 4.1(a)(1) and/or After-Tax Contributions pursuant to Section 4.1(b) will continue in effect notwithstanding any change in his Compensation until suspended or amended by the Participant in accordance with the provisions of this Section."

ARTICLE XXII

        Section 4.2(a) of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to add the following sentence thereto:

          "Notwithstanding the foregoing, no Percentage Match shall be made with respect to a Participant's catch-up contributions made pursuant to Section 4.1(a)(2)."

ARTICLE XXIII

        Section 4.2(e) of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to add the following sentence thereto:

          "Notwithstanding the foregoing, however, no such discount on Stock shall be offered for Stock purchased with catch-up contributions made pursuant to Section 4.1(a)(2)."

ARTICLE XXIV

        Section 4.3 of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to provide as follows:

          "4.3 Rollover Contributions. The Plan will accept direct rollovers pursuant to Code Sections 401(a)(31) and 402(c) (but not including after-tax employee contributions), from any trust held under another plan in which the Employee was a participant that meets the requirements of Code Sections 401(a) and 501(a), provided that such a direct rollover is made by a Participant or an Employee described in Section 3.1(d). The Plan will accept Rollover Contributions either entirely in cash or in a combination of cash and such other property (other than cash) as is acceptable to the Committee."

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ARTICLE XXV

        Section 5.2(a) of the Plan is hereby amended, effective for limitation years beginning after December 31, 2001, to provide as follows:

          "(a) Notwithstanding any other provision of the Plan and except to the extent permitted under Section 4.1(a)(2) and section 414(v) of the Code, the annual additions (as defined in Subsection (b) of this Section) to a Participant's Account in any Plan Year (which shall be the limitation year) shall in no event exceed the lesser of (i) forty thousand dollars ($40,000), as adjusted for increases in the cost-of-living under section 415(d) of the Code, or (ii) one hundred percent (100%) of his compensation for such Plan Year."

ARTICLE XXVI

        Section 5.2(b)(v) of the Plan is hereby amended, effective for limitation years beginning after December 31, 2001, to add the following provision thereto:

          "; provided, however, that the limitation set forth in Subsection (a)(ii) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition."

ARTICLE XXVII

        The last sentence of Section 5.2(e) of the Plan is hereby deleted effective for limitation years beginning after December 31, 2001.

ARTICLE XXVIII

        Section 5.2C(a) of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to provide as follows:

          "(a) Notwithstanding the provisions of Article IV, a Participant's Participant Contributions for any taxable year of such Participant shall not exceed the limitation in effect under Code Section 402(g) ($11,000 in calendar 2002) in effect at the beginning of such taxable year, except to the extent permitted under Section 4.1(a)(2) and section 414(v) of the Code. Except as otherwise provided in this Section, a Participant's Participant Contributions for purposes of this Section shall include (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code Section 401(k) to the extent not includable in gross income for the taxable year under Code Section 402(a)(8) (determined without regard to Code Section 402(g)), (ii) any employer contribution to the extent not includable in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)), (iii) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D), and (iv) any elective employer contribution under Code Section 408(p)(2)(A)(i)."

ARTICLE XXIX

        The first sentence of Section 5.3(b) of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to provide as follows:

          "For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of Participant Contributions (excluding contributions made pursuant to Section 4.1(a)(2)) and Employer Contributions (which, for

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  purposes of this Section are being treated by the Company as qualified matching contributions in accordance with Code Section 401(k)(3)(D) and Treasury Regulations issued thereunder) actually paid to the Trust for each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Section 5.2C(b)) to (ii) the Eligible Employee's compensation for such Plan Year."

ARTICLE XXX

        The second sentence of Section 5.3(d) of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to provide as follows:

          "For the purposes of this Subsection, the term "excess contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of Participant Contributions (excluding contributions made pursuant to Section 4.1(a)(2)) and Employer Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Participant Contributions and Employer Contributions permitted for such Plan Year under Subsection (a) of this Section, determined by reducing Participant Contributions and Employer Contributions made on behalf of Highly Compensated Eligible Employees beginning with the Highly Compensated Eligible Employee with the highest dollar amount of Participant Contributions."

ARTICLE XXXI

        Section 12.2(b) of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to provide as follows:

          "(b) If a withdrawal on account of hardship is made to a Participant pursuant to this Section, the following rules shall apply notwithstanding any other provision of the Plan (or any other plan maintained by an Affiliate) to the contrary: (i) the Participant's Participant Contributions and After-Tax Contributions (or any comparable contributions to any other qualified or non-qualified plan (other than a welfare benefit plan) maintained by the Company and the Affiliates) shall be suspended for a period of 12 months (6 months for distributions after December 31, 2001) following receipt of the hardship withdrawal, and (ii) the amount of the Participant's Participant Contributions (and any comparable contributions to any other plan (other than a welfare plan) maintained by the Company and the Affiliates) for the Participant's taxable year immediately following the taxable year of the hardship withdrawal shall not be in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Participant Contributions made to the Plan (and any other plan (other than a welfare plan) maintained by the Company and the Affiliates) for the taxable year of the hardship withdrawal."

ARTICLE XXXII

        Section 12.4(c) of the Plan is hereby amended, effective for distributions after December 31, 2001, to provide as follows:

          "(c) For purposes of this Section, the term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee from the Plan, except (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, (2) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (3) any "hardship" distribution (as defined in Code Section 401(k)), and (4) such other amounts specified in Treasury regulations or rulings issued under section 402(c) of the Code. For purposes of this Section, the term "eligible retirement plan"

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  means an individual retirement account or annuity described in section 408 of the Code, a defined contribution plan that meets the requirements of section 401(a) of the Code and accepts rollovers, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code which is maintained by a state political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this plan, or any other type of plan that is included within the definition of "eligible retirement plan" under section 401(a)(31)(D) of the Code. The definition of an eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code."

ARTICLE XXXIII

        The date in Section 12.4(d) is hereby changed from "January 1, 2000" to "January 1, 2002," effective on and after January 1, 2002.

ARTICLE XXXIV

        Section 15.3(a) of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to provide as follows:

          "(a) The term "Key Employee" means an Employee who at any time during the Plan Year was

      (i)
      an officer of the Company or an Affiliate having an annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002); provided, however, that no more than the lesser of (A) fifty (50) Employees or (B) the greater of three (3) Employees or ten percent (10%) of all Employees are to be treated as officers;

      (ii)
      a five percent owner (as defined in Code Section 416(i)(1)(B)) of the Company or an Affiliate; or

      (iii)
      a one percent (1%) owner (as defined in Code Section 416(i)(1)(B)) of the Company or an Affiliate having an annual compensation of more than one Hundred Fifty Thousand Dollars ($150,000) from the Company and an Affiliate.

    For purposes of this Article, the terms "Employee' and "Key Employee' shall include the Beneficiaries of such Employees in the event of death. For purposes of this Subsection, the term "compensation' has the meaning given such term by Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder."

ARTICLE XXXV

        Section 15.4(c) of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to provide as follows:

          "(c) All amounts distributed to a Participant within the one (1)-year period ending on the Determination Date shall be taken into account, including any amount distributed from a terminated plan that would have been required to be included in the Aggregation Group had it not been terminated; provided, however, that in the case of a distribution made for a reason other

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  than separation from service, death, or disability, this provisions shall be applied by substituting "five (5)-year period" for "one (1)-year period" above;"

ARTICLE XXXVI

        Section 15.4(f) of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to provide as follows:

          "(f) The accrued benefits and accounts of persons who have not performed services for any Participating Employer maintaining the Plan during the one (1)-year period ending on the Determination Date shall be disregarded."

ARTICLE XXXVII

        Section 15.6 of the Plan is hereby amended, effective for Plan Years beginning on and after January 1, 2002, to add the following sentence thereto:

          "Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirement of section 416(c)(2) of the Code and the Plan."

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        IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed as of the date first set forth above.

ALLEN TELECOM INC.
By:	/s/ ROBERT A. YOUDELMAN
Its:	Executive Vice President and Chief Financial Officer

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AMENDMENT NO. 3
TO THE
ALLEN TELECOM INC.
EMPLOYEE BEFORE-TAX SAVINGS PLAN
(AS AMENDED AND RESTATED JANUARY 1, 2001)

        THIS AMENDMENT is made this 5th day of June, 2003, by Allen Telecom Inc. (hereinafter referred to as the "Company");

W I T N E S S E T H:

        WHEREAS, Allen Telecom Inc., a Delaware corporation (the "Company"), maintains the Allen Telecom Inc. Employee Before-Tax Savings Plan (the "Plan"); and

        WHEREAS, the Company has reserved the right, pursuant to Section 14.1 of the Plan, to further amend the Plan.

        NOW, THEREFORE, the Company does hereby amend the Plan as follows:

ARTICLE XXXVIII

        Effective as of June 1, 2003, the third sentence of Section 7.4 of the Plan is hereby amended by substituting the phrase "at least two (2) days" for the phrase "at least ten (10) days" where it appears therein.

        IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed as of the date first set forth above.

ALLEN TELECOM INC.
By:	/s/ ROBERT A. YOUDELMAN
Its:	Executive Vice President and Chief Financial Officer

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AMENDMENT NO. 4
TO THE
ALLEN TELECOM INC.
EMPLOYEE BEFORE-TAX SAVINGS PLAN
(AS AMENDED AND RESTATED JANUARY 1, 2001)

        THIS AMENDMENT is made this sixth day of June, 2003, by Allen Telecom Inc. (hereinafter referred to as the "Company");

W I T N E S S E T H:

        WHEREAS, Allen Telecom Inc., a Delaware corporation (the "Company"), maintains the Allen Telecom Inc. Employee Before-Tax Savings Plan (the "Plan"); and

        WHEREAS, the Company has reserved the right, pursuant to Section 14.1 of the Plan, to further amend the Plan.

        NOW, THEREFORE, the Company does hereby amend the Plan as follows:

ARTICLE XXXIX

        Effective during the period from January 1, 1995 until January 1, 2002, Section 5.2(a) of the Plan is hereby amended in its entirety to read as follows:

        "(a) Notwithstanding any other provision of the Plan, the annual additions (as defined in Subsection (b) of this Section) to a Participant's Account in any Plan Year (which shall be the limitation year) shall in no event exceed the lesser of thirty thousand dollars ($30,000) (as adjusted under Code Section 415(d)), or twenty-five percent (25%) of his compensation for such Plan Year."

ARTICLE XL

        Effective as of January 1, 1997, Section 5.3(d) of the Plan is hereby amended in its entirety to read as follows:

        "(d) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee in order of dollar amount of Participant Contributions and Employer Contributions beginning with the Highly Compensated Eligible Employee with the highest dollar amount of Participant Contributions and Employer Contributions. Effective as of January 1, 1997, for the purposes of this Subsection, the term "excess contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of Participant Contributions and Employer Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Participant Contributions and Employer Contributions permitted for such Plan Year under Subsection (a) of this Section, determined by hypothetically reducing Participant Contributions and Employer Contributions made on behalf of Highly Compensated Eligible Employees in order of their actual deferral percentages, beginning with the highest of such percentage. Notwithstanding the foregoing provisions of this Subsection, (a) the amount of a Participant's excess contributions to be distributed shall be reduced by any excess deferrals previously distributed to the Participant for the Participant's taxable year ending with or within the Plan Year in accordance with Code Section 402(g), and (b) the amount of excess deferrals that may be distributed with respect to a Participant for a taxable year is reduced by any excess contributions previously distributed with respect to the Participant for the Plan Year beginning with or within the taxable year."

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ARTICLE XLI

        Effective as of January 1, 2000, Section 15.9 of the Plan is hereby amended by inserting the following before the first sentence thereof:

        "The provisions of this Section shall be effective prior to January 1, 2000."

        IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to be executed as of the date first set forth above.

ALLEN TELECOM INC.
By:	/s/ ROBERT A. YOUDELMAN
Its:	Executive Vice President and Chief Financial Officer

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THE ALLEN TELECOM INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN (Amended and Restated January 1, 2001)